Exhibit 4.2

FREESCALE SEMICONDUCTOR, INC. 401(k) PROFIT SHARING PLAN

EFFECTIVE DECEMBER 2, 2004

FREESCALE SEMICONDUCTOR, INC. 401(K) PROFIT SHARING PLAN

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1.41	“Trust Fund” or “Fund”	9
1.42	“Valuation Date”	9
1.43	“Year of Service”	9

ARTICLE 2 - ELIGIBILITY AND PARTICIPATION		11
2.1	Employees Covered by the Plan	11
2.2	Re-Employment .	11
2.3	Years of Service of Employees of Foreign Subsidiaries .	12
2.4	Cessation of Participation	12

ARTICLE 3 - CONTRIBUTIONS TO THE FUND		13
3.1	Participant Contributions.	13
3.2	Company Contributions.	15
3.3	Special Rules Applicable to Sections 3.1 and 3.2.	16
3.4	Actual Deferral Percentage Tests.	19
3.5	Average Contribution Percentage Tests.	21
3.6	Additional Testing Rules.	24
3.7	Return of Contributions .	25

ARTICLE 4 - ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS		26
4.1	Participant Accounts.	26
4.2	Account Adjustments.	27
4.3	Maximum Allocations and Top Heavy Provisions.	28
4.4	Valuation of Fund.	31
4.5	Investment of Funds.	31
4.6	Transferred Benefits.	32

ARTICLE 5 - VESTING AND DISTRIBUTION OF BENEFITS		34
5.1	Vesting of Benefits.	34
5.2	Designation of Beneficiaries.	34
5.3	Commencement of Distributions.	35
5.4	Method of Payment of Distribution.	38
5.5	Loans.	40
5.6	Facility of Payment.	42
5.7	Notice of Address.	42
5.8	Hardship Withdrawals.	42
5.9	Withdrawal at Age 59½.	43
5.10	Withdrawal at Age 70½.	44
5.11	Withdrawal of Rollover Amounts.	44

ARTICLE 6 - THE ESOP		45
6.1	ESOP Portion of the Plan	45
6.2	Eligibility and Participation.	45
6.3	Investments in Company Stock.	46
6.4	Mandatory Disaggregation.	46
6.5	Additional Accounting Rules for Company Stock	46
6.6	Voting of Company Stock.	47

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6.7	Dividends Paid on Company Stock and Motorola Stock.	47
6.8	Dividends Not Subject to Section 6.7.	48
6.9	Distribution of Company Stock.	49
6.10	Withdrawal and Diversification Rights.	50
6.11	Nonterminable Rights.	50

ARTICLE 7 - QUALIFIED MILITARY SERVICE		51
7.1	Special Definitions for Article 7.	51
7.2	Military Leave of Absence.	51
7.3	Distribution of Benefits During Military Leave of Absence.	52
7.4	Continuance of Participant’s Interest in Fund During Military Leave of Absence.	52
7.5	Effect of Termination of Military Leave of Absence.	52
7.6	Employees Entitled to the Benefits of USERRA.	53
7.7	Applicable Laws.	54

ARTICLE 8 - PLAN ADMINISTRATION		55
8.1	Membership of the Profit Sharing Committee.	55
8.2	Powers of the Profit Sharing Committee.	55
8.3	Procedures of the Profit Sharing Committee.	57
8.4	Adoption of Rules by Profit Sharing Committee.	57
8.5	Directions to Trustee.	57
8.6	Records to be Kept by the Profit Sharing Committee.	57
8.7	Inspection of Records of the Profit Sharing Committee.	58
8.8	Indemnification.	58
8.9	Claims Procedure.	58
8.10	Participants Subject to Section 16(b) of Securities Exchange Act.	58
8.11	Assignment of Duties under ERISA Section 404(c).	58

ARTICLE 9 - TRUSTEE		60
9.1	Trust Agreement.	60
9.2	Appointment of Successor Trustee.	60

ARTICLE 10 - INVESTMENT OF TRUST FUND ASSETS		61
10.1	Direction of Investments.	61
10.2	Investment Guidelines.	61
10.3	Investment in Company Stock.	61
10.4	Additional Rules Regarding Motorola Stock Fund.	61

ARTICLE 11 - CHANGES IN THE ORGANIZATION OF THE COMPANY		64
11.1	Merger or Consolidation.	64
11.2	Transfer of a Participant to a Subsidiary.	64
11.3	Transfer of a Participant from a Subsidiary to the Company.	64

ARTICLE 12 - AMENDMENT AND TERMINATION OF THE PLAN		65
12.1	Amendment of the Plan.	65
12.2	Termination by Corporation.	65
12.3	Effect of Termination.	65

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ARTICLE 13 - RESTRICTION ON ALIENATION OF BENEFITS		66

ARTICLE 14 - MISCELLANEOUS		68
14.1	Participation of Subsidiaries.	68
14.2	Sole Benefit of Participants.	68
14.3	Nonguarantee of Employment.	68
14.4	Resolutions of the Board of Directors.	68
14.5	Written Notice by Trustee.	69
14.6	Gender and Numbers.	69
14.7	Headings.	69
14.8	Litigation.	69
14.9	Governing Law.	69

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FREESCALE SEMICONDUCTOR, INC. 401(K) PROFIT SHARING PLAN

Freescale Semiconductor, Inc. (hereinafter referred to as “Freescale” or the “Corporation”) was a wholly-owned subsidiary of Motorola, Inc., formerly known as Motorola’s Semiconductor Products Sector. This Plan is effective upon the date of spin-off of Freescale from Motorola, Inc. (the “Effective Date”) for the benefit of its employees to provide funds for employees in the event of death, disability, unemployment and retirement, and to encourage employees’ interests in the successful operation of the business. Benefits of Participants in the Plan who previously participated in the Motorola 401(k) Profit Sharing Plan (the “Motorola Plan”) and who are eligible employees of Freescale at the time of the spin-off are to be transferred from the Motorola Plan to this Plan in accordance with the “Employee Matters Agreement” between the Corporation and Motorola, Inc.

A portion of the Plan comprising the Freescale Stock Fund and, conditionally, the Motorola Stock Fund is intended to be a stock bonus plan and a non-leveraged employee stock ownership plan (“ESOP”) satisfying the requirements of Section 401(a), certain subsections of Section 409, and Section 4975(e) of the Internal Revenue Code. The ESOP portion of the Plan is designed to be invested primarily in “employer securities” within the meaning of Section 409(l) of the Code. Accordingly, the Motorola Stock Fund will become a part of the ESOP, as of the Effective Date, only upon a favorable ruling by the Internal Revenue Service that shares of Motorola stock in the Motorola Stock Fund are “employer securities” within the meaning of Section 409(l) of the Code and a favorable determination by the Internal Revenue Service that the ESOP, comprising the Freescale Stock Fund and the Motorola Stock Fund, satisfies the requirements of Section 4975(e). Article 6 of the Plan contains provisions that apply to the ESOP, which shall be known as the Freescale Semiconductor, Inc. ESOP Fund (the “ESOP”). The ESOP provides for the investment of Company and Participant Contributions, and the earnings thereon, in shares of Company Stock up to 100% of the assets of the ESOP, so that Participants will have an opportunity to become stockholders of the Corporation.

A Motorola Stock Fund shall be maintained under the Plan on behalf of Participants who previously participated in the Motorola Plan, for up to two years after the Effective Date with approval of the Internal Revenue Service (or such later date as shall be permitted by the Profit

Sharing Committee), in order to permit such Participants a reasonable opportunity to liquidate their investment in Motorola stock in an orderly fashion. However, no new investment in Motorola stock shall be permitted in the Motorola Stock Fund.

The Freescale 401(k) Profit Sharing Trust (hereinafter referred to as the “Trust”), established pursuant to a separate trust agreement, is intended to form a part of the Plan. The Plan and the Trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code, as now in effect or hereafter amended, and the Employee Retirement Income Security Act of 1974 (“ERISA”), as now in effect or hereafter amended, including, but not limited to, Section 404(c) and the regulations thereunder.

ARTICLE 1 - DEFINITIONS

1.1 “Affiliated Employer” means the Corporation and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Corporation; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Corporation; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Corporation; and any other entity required to be aggregated with the Corporation pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, for purposes of Section 4.3(a), the definition of Affiliated Employer is modified as set forth in Section 415(h) of the Code.

1.2 “Beneficiary” means a person or persons (natural or otherwise) designated by a Participant or former Participant in accordance with Section 5.2 hereof to receive benefits under the Plan upon the death of such Participant or former Participant.

1.3 “Board of Directors” means the Board of Directors of the Corporation and shall also mean any committee of the Board of Directors which has been delegated authority to exercise the powers and authority of the Board of Directors with respect to the Plan.

1.4 “Break in Service” means a Period of Severance of at least twelve (12) consecutive months.

1.5 “Catch-Up Contribution” means a Participant Contribution made pursuant to Section 3.1(h) of the Plan.

1.6 “Code” means the Internal Revenue Code of 1986 and amendments thereto.

1.7 “Company” means the Corporation and any domestic corporation that is or becomes a Subsidiary of the Corporation and is authorized by the Board of Directors of such Subsidiary to participate in the Plan, in accordance with Section 13.1 of the Plan.

1.8 “Company Contribution” means the contribution of the Company to the Trust Fund in accordance with the provisions of Section 3.2 of the Plan. The Company Contribution consists of Matching Contribution and Profit Sharing Contribution.

1.9 “Company Contribution Account” means the account maintained for a Participant to record his or her share of the Company Contribution and adjustments relating thereto.

1.10 “Company Stock” means the common stock of the Corporation or any of its Subsidiaries, which shall be “employer securities” within the meaning of Section 409(l) of the Code.

1.11 “Compensation” means direct compensation received from the Company during the Plan Year, including individual sales incentive payments, payments from the Field Sales and Engineering Incentive Plan, commissions, shift differentials, overtime and salary deferrals under Sections 125, 129 and 401(k) of the Code; but excluding the amount of any benefits paid under the Plan, all moving allowances, all educational allowances, non-cash payments, all overseas allowances, awards, “bravo” and other spot bonuses, cost-of-living adjustments, severance and other termination payments. The annual compensation of a Participant taken into account under the Plan for any purpose shall not exceed the dollar limitation set forth in Code Section 401(a)(17), as such amount may be adjusted for cost-of-living adjustments as described in Section 401(a)(17)(B) of the Code. Notwithstanding the foregoing, Sections 1.19, 3.3 and 4.3 provide alternate definitions of compensation for purposes of such respective provisions. For purposes of this Section 1.11, amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. Such amounts will be treated as an amount under Section 125 of the Code only if the Company does not otherwise request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

1.12 “Corporation” means Freescale Semiconductor, Inc., a Delaware corporation.

1.13 “Elective Deferrals” or “Elective Contributions” means contributions made to the Plan during the Plan Year by the Company at the election of the Participant in lieu of Compensation.

1.14 “Employee” means any individual in an employee-employer relationship with the Company, but excluding (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company who has entered into an independent contractor or consultant agreement with the Company; (iv) any individual performing services for the Company under an independent contractor or consultant agreement, a purchase order, a supplier or staffing agreement or any other agreement that the Company enters into for services; (v) any Leased Employee; and (vi) any individual whose terms and conditions of employment are governed by a collective bargaining agreement resulting from good faith collective bargaining where benefits of the type being offered under the Plan were the subject of such bargaining, unless such agreement specifies that such individuals are eligible for the Plan. In addition, a United States citizen employed by a Foreign Subsidiary, who immediately prior to entering the employment of the Foreign Subsidiary was employed by the Company, shall be deemed to be, for purposes of the Plan, an Employee of the Company, providing the following conditions are met:

(a)	The Company owns directly at least twenty percent (20%) of:

(i)	the voting stock of such Foreign Subsidiary employing such United States citizen; or

(ii)	the voting stock of a Foreign Subsidiary which, in turn, owns directly at least 50% of the voting stock of the Foreign Subsidiary which employs such United States citizen;

(b)	The Company has entered into an agreement with the United States Treasury Department to cover for Social Security purposes all United States citizens employed by such Foreign Subsidiary; and

(c)	The United States citizen employed by such Foreign Subsidiary is not a participant in any other pension, profit sharing, stock bonus or other plan of deferred compensation, whether or not qualified for tax exemption under the Code, to which contributions are made on his or her behalf by any person other than the Company or the Employee with respect to the compensation he receives from such Foreign Subsidiary.

1.15 “Foreign Subsidiary” means a Subsidiary that is organized under the laws of a country other than the United States, or a Subsidiary more than fifty percent (50%) of the sales of which are derived from countries other than the United States or more than fifty percent (50%) of the fixed assets of which are located in a country or countries other than the United States.

1.16 “Freescale Stock Fund” means an Investment Fund the purpose of which is to invest in Freescale Semiconductor, Inc. common stock.

1.17 “Fund” means the Trust Fund.

1.18 “Highly Compensated Employee” means an employee who performs service for an Affiliated Employer during the determination year and (a) was, at any time during the Plan Year for which the determination is being made or the preceding Plan Year (the “look-back year”), a five percent (5%) owner of an Affiliated Employer, determined as described in Section 416(i) of the Code, or (b) had compensation (as defined in Section 415(c)(3) of the Code) from an Affiliated Employer in excess of the amount set forth in Section 414(q)(1)(B), as adjusted pursuant to Section 415(d) of the Code. The term Highly Compensated Employee shall also include any former employee of an Affiliated Employer who was a Highly Compensated Employee at the time of his or her separation from service or at any time after attaining age fifty-five (55).

1.19 “Hour of Service” for vesting purposes means each hour for which an Employee is directly or indirectly paid, or entitled to payment by the Company for the performance of duties for the Company, each hour for which an Employee is paid or is entitled to payment by the Company for vacation, holiday, illness, incapacity (including disability), layoff, jury duty or leave of absence, not including a Military Leave of Absence (as defined in Article 7 hereof), and each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Company. The term “Hour of Service” for determining eligibility to participate in the Plan shall have the definition given to such term in Department of Labor Regulation Section 2530.200b-2. As used in this Section 1.19, the term “Company” includes all Affiliated Employers. Notwithstanding the foregoing, (a) a Participant who is on the weekly payroll shall be credited with forty-five (45) Hours of Service for each week in which he or she is required to be credited with at least one (1) Hour of Service, (b) a Participant who is on the biweekly payroll shall be credited with ninety (90) Hours of Service for each biweekly period in which he or she is required to be credited with at least one (1) Hour of Service, and (c) a Participant who is on the semimonthly payroll shall be credited with ninety-five (95) Hours of Service for each semimonthly period in which he or she is required to be credited with at least one (1) Hour of Service.

1.20 “Income” means, as of any Valuation Date, the net gain or loss of the Trust Fund from investments as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investments, transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of their fair market value.

1.21 “Investment Funds” means the investment funds maintained by the Trustee for purposes of investing Trust Fund assets.

1.22 “Leased Employee” means any person who is not an employee of an Affiliated Employer and who provides services to the Affiliated Employer if (a) such services are provided pursuant to an agreement between the recipient and any other person (the “leasing organization”); (b) such person has performed such services for the Affiliated Employer (or for the Affiliated Employer and related persons) on a substantially full-time bases for a period of at least 1 year, and (c) such services are performed under the primary direction or control by the Affiliated Employer.

1.23 “Matching Contribution” means the contribution of the Company to the Trust Fund made in accordance with the provisions of Section 3.2(a) of the Plan.

1.24 “Motorola Stock Fund” means an Investment Fund the purpose of which is to invest in Motorola, Inc. common stock. No new investment shall be permitted into the Motorola Stock Fund.

1.25 “Non-Highly Compensated Employee” means any employee of an Affiliated Employer who is not a Highly Compensated Employee.

1.26 “Normal Retirement Date” means the date a Participant attains age sixty-five (65) (Normal Retirement Age) regardless of his or her Years of Service.

1.27 “One Year Break in Service” means a computation period of at least twelve (12) consecutive months in which an Employee earns fewer than 501 Hours of Service. The

“computation period” for this purpose shall have the meaning set forth in Section 1.43. In the case of an Employee who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of this Section 1.27, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.28 “Part-Time Employee” means an Employee who is classified by the Company as other than a regular, full-time employee.

1.29 “Participant” means an Employee who is participating in the Plan in accordance with Article 2 hereof. For purposes of determining the time of commencement or method of payment of a distribution under Section 5.3 or 5.4, respectively, the term “Participant” may include a former Participant who has a vested interest in a benefit under the Plan, unless the context requires otherwise.

1.30 “Participant Contribution” means a contribution that is made on behalf of a Participant to the Fund pursuant to a Compensation reduction agreement in accordance with Section 3.1 of the Plan.

1.31 “Participant Contribution Account” means the account maintained for a Participant to record his or her Participant Contributions and any adjustments relating thereto.

1.32 “Plan” means the profit sharing and investment plan as set forth in this document and known as the Freescale Semiconductor, Inc. 401(k) Profit Sharing Plan,” as the same may, from time to time, be amended.

1.33 “Plan Year” means the calendar year; provided, however, that the first Plan Year of the Plan shall commence on the Effective Date and end on December 31, 2004.

1.34 “Profit Sharing Committee” means the persons appointed under the provisions of Article 8 hereof to administer the Plan.

1.35 “Profit Sharing Contribution” means the contribution of the Company to the Trust Fund made in accordance with the provisions of Section 3.2(b) of the Plan.

1.36 “Retirement” means termination of a Participant’s employment with the Company on or after (a) the date a Participant attains age fifty-five (55) and completes five (5) Years of Service, or (b) the Participant’s sixty-fifth (65th) birthday.

1.37 “Subsidiary” means any corporation in one or more chains of corporations at least eighty percent (80%) of the total outstanding voting stock of which (other than directors’ qualifying shares) is at the time, directly or indirectly, owned by the Corporation or by one or more of the other corporations or by the Corporation and one or more of the other corporations.

1.38 “Supplemental Contribution” means the contribution of the Company to the Trust Fund made in accordance with the provisions of Section 3.2(b) of the Plan.

1.39 “Total and Permanent Disability” means entitlement to disability benefits under Title II of the Social Security Act or to long term disability benefits under the Freescale Disability Income Plan, as amended from time to time.

1.40 “Trust” means the trust established for the receiving, holding, investing and disposing of the Trust Fund and for implementing and carrying out the provisions of the Plan, which Trust is known as the Freescale 401(k) Profit Sharing Trust.

1.41 “Trust Fund” or “Fund” means the assets held by the trustee of the Trust pursuant to the terms of the trust agreement, as from time to time amended, which constitutes a part of the Plan.

1.42 “Valuation Date” means each business day that the New York Stock Exchange is open, or such less frequent dates as the Profit Sharing Committee shall determine.

1.43 “Year of Service” means a twelve (12) consecutive month period (computation period) during which period the Employee has completed at least one thousand (1,000) Hours of

Service as defined in Department of Labor Regulation Section 2530.200b-2. The initial computation period of an Employee shall begin on the date he or she first performs an Hour of Service for the Company, and additional computation periods shall begin on each succeeding anniversary of the date the Employee first performs an Hour of Service. If an Employee incurs a One Year Break in Service and is later reemployed by the Company, the computation period shall begin with the date such Employee is reemployed by the Company and again performs an Hour of Service, and additional computation periods, if required for the Employee to become eligible to participate in the Plan, shall begin on each succeeding anniversary of the date the Employee was reemployed by the Company and performs an Hour of Service. As used in this Section 1.43, the term Company includes all Affiliated Employers while such entity is an Affiliated Employer. In the case of an Employee who was employed by Motorola, Inc. immediately prior to the Effective Date and who becomes an Employee of the Company on the Effective Date, Hours of Service and Years of Service credited to such Employee under the terms of the Motorola Plan as of the Effective Date shall be taken into account under this Plan.

ARTICLE 2 - ELIGIBILITY AND PARTICIPATION

2.1 Employees Covered by the Plan. Subject to the terms and conditions of the Plan, each Employee (other than a Part-Time Employee) of the Company shall be eligible to become a Participant in the Plan upon his or her date of hire, if he or she meets both of the following requirements:

(a)	the Employee is not classified by the Company as contract labor (such as contractors, contract employees, job shoppers) regardless of length of service; and

(b)	the Employee’s base wage or base salary is processed for payment by the U.S. Payroll Department(s) of the Company or the U.S. Payroll Department(s) of any Subsidiary and not by any other department of the Company or any Subsidiary.

Notwithstanding the foregoing, an Employee of the Company who is classified by the Company as a Part-Time Employee shall be eligible to become a Participant in the Plan, if he or she meets the requirements stated above in (a) and (b), on the earlier of (1) the date he or she becomes a regular full-time Employee, or (2) the first day of the month coincident with or next following the date on which he or she has completed one Year of Service. All Years of Service with the Company and Affiliated Employers shall be counted toward eligibility. An eligible Employee hereunder shall become a Participant upon electing to have Elective Deferrals made to the Plan on his or her behalf or upon becoming eligible for an allocation of Company Contributions under Section 3.2 or Qualified Employer Deferral Contributions under Section 3.4.

“Leased Employees,” as defined in Section 414(n) of the Code, shall not be eligible to participate in the Plan, but they shall be taken into account for purposes of Code Section 414(n)(3), unless the safe harbor of Code Section 414(n)(5) is satisfied.

2.2 Re-Employment. A former Participant who terminates employment and is reemployed after a One Year Break in Service shall be deemed to be a new Employee as of the date of his or her re-employment and may again become an active Participant in the Plan upon meeting the requirements of Section 2.1. A former Employee who is reemployed prior to incurring a One-Year Break in Service shall be eligible to become a Participant (a) immediately upon reemployment if the Employee is reemployed as a regular full-time Employee described in Section 2.1 or (b) upon completing one Year of Service as described in Section 2.1, taking into account for this purpose the Employee’s service prior to his or her termination of employment (unless the Employee has received a distribution of his or her entire vested benefit under the Plan prior to such reemployment).

2.3 Years of Service of Employees of Foreign Subsidiaries. In the case of an employee of a Foreign Subsidiary who is treated under the Plan as an Employee of the Company, employment with such Foreign Subsidiary shall be deemed to be, for the purposes of the Plan, employment with the Company.

2.4 Cessation of Participation. An individual shall cease to be a Participant in the Plan if (a) he or she ceases to be an Employee as a result of termination of service with the Company for any reason, (b) he or she remains in service but fails to be eligible for participation as described in Section 2.1 due to a change in employment status, or (c) the Plan is terminated or otherwise amended so that the individual ceases to be eligible for participation; provided, however, that such individual shall continue to be a Participant solely with respect to his or her vested accrued benefits, until such accrued benefits are distributed from the Plan. If a regular full-time Employee who is eligible to become a Participant under Section 2.1 becomes a Part-Time Employee, he or she shall continue to be eligible for participation, regardless of his or her Years of Service.

ARTICLE 3 - CONTRIBUTIONS TO THE FUND

3.1 Participant Contributions.

(a)	Participant Contributions. Each Participant, so long as he or she is in the employ of the Company in a classification eligible for participation under Section 2.1, may elect an amount to be contributed by the Company to the Fund on his or her behalf during each Plan Year, which amount (Participant Contribution) shall be a whole percentage of from zero percent (0%) to and including thirty percent (30%) of the Participant’s Compensation during such Plan Year, subject to the dollar limitation in Section 3.1(f) hereof.

(b)	Compensation Reduction Agreement. Each Participant may enter into a Compensation reduction agreement with the Company in a form acceptable to the Profit Sharing Committee which shall provide that the Participant agrees to accept a reduction in Compensation equal to the amount elected by the Participant as his or her Elective Deferral. In consideration of such agreement, the Company will make contributions to the Fund on behalf of the Employee in an amount equal to the amount by which his or her Compensation is reduced with respect to each pay period during which such agreement is in effect. An Employee hired on or after the Effective Date who is eligible to become a Participant in the Plan, but who fails to make an election as to the amount of his or her Elective Deferrals as aforesaid, shall be deemed to have elected to make Elective Deferrals to the Plan in an amount equal to the greater of (i) five percent (5%) of Compensation or (ii) for a Participant on the Effective Date, the actual deferral rate in effect for the Participant under the Motorola Plan immediately prior to the Effective Date, effective as of the first day of the first payroll period after completion of the enrollment confirmation process in which the Employee is employed in a classification eligible for participation in the Plan under Section 2.1. Such deemed election shall be considered the Participant’s Compensation reduction agreement and shall be treated as such for all purposes of the Plan until superseded by a subsequent salary reduction agreement or revoked in accordance with Section 3.1(c).

(c)	Participant Right to Change Contribution Election. Each Participant may change the amount of his or her Participant Contribution by filing with the Plan an election to that effect in such manner and in such form as the Profit Sharing Committee shall determine.

(d)	Company Right to Change Contribution Election. The Company shall have the right to amend its Compensation reduction agreement with any Participant at any time if the Company determines that such amendment is necessary to insure that a Participant’s Elective Deferrals for any Plan Year will not exceed the limitations of Section 402(g) of the Code and Section 3.1(f) hereof, that Annual Additions for any Plan Year will not exceed the limitations of Section 415 of the Code and Section 4.3(a) hereof, that the discrimination tests of Sections 401(k) and 401(m)

of the Code are met for any Plan Year, if applicable, or that a Participant’s Participant Contributions for any Plan Year will not exceed the limits which may be imposed by the Profit Sharing Committee from time to time in its sole and absolute discretion.

(e)	Full Vesting. All amounts credited to a Participant’s Participant Contribution Account which may be made by the Company shall be one hundred percent (100%) vested and nonforfeitable at all times.

(f)	Limitation on Contributions. Except to the extent permitted under Section 3.1(h) of the Plan and Section 414(v) of the Code with respect to Catch-Up Contributions, no Participant may make Elective Deferrals under this Plan and all other plans, contracts or arrangements described in Code Section 402(g)(3) of any Affiliated Employers for any taxable year of the Participant which begins in the Plan Year exceeding the limitation imposed by Section 402(g) of the Code for such taxable year, as adjusted under Section 402(g)(5) of the Code. If a Participant’s Elective Deferrals under this Plan and/or any other plan, contract or arrangement of any Affiliated Employers, or together with elective deferrals (as defined in Treasury Regulation Section 1.402(g)-1(b)) under another plan, exceed the limitation imposed by Section 402(g) of the Code for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his or her taxable year, notify the Profit Sharing Committee in writing of such excess and request that his or her Elective Deferrals under this Plan be reduced by an amount specified by the Participant. To the extent a Participant has excess deferrals for a taxable year under this Plan and/or any other plan, contract or arrangement of the Affiliated Employers, the Participant shall be deemed to have notified the Profit Sharing Committee of such excess deferrals and requested a distribution thereof. In any such event, the Profit Sharing Committee may cause such excess amount, plus any income and minus any loss allocable thereto, to be distributed to the Participant not later than the first April 15 following the close of the Participant’s taxable year. For purposes of this Section 3.1(f) for the Plan Year ending December 31, 2004, the Motorola Plan shall be deemed to be a plan maintained by an Affiliated Employer.

(g)	Payment of Participant Contributions. Participant Contributions shall be paid to the Trust as soon as practicable after such amounts are withheld from Participant Compensation, but in no event later than the fifteenth (15th) business day of the month following the month in which such amounts would otherwise have been paid to the Participant in cash.

(h)	Catch-Up Contributions. Each Participant who will have attained age fifty (50) before the close of the Plan Year shall be eligible to make Catch-Up Contributions for such year in accordance with, and subject to the limitations of, Section 414(v) of the Code, by entering into a Compensation reduction agreement with the Company in a form acceptable to the Profit Sharing Committee, as described in paragraphs (c) and (d) above. Such Catch-Up Contributions shall not be taken into account for purposes of Sections 3.1(a), 3.1(g), 3.3, 3.4, 3.5, 3.6 and

4.3 (other than 4.3(b)(i)) of the Plan. The Plan shall not be treated as failing to satisfy the provisions of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of any Catch-Up Contributions hereunder. Notwithstanding Section 1.11 of the Plan, Catch-up Contributions may be made without regard to the limitation on Compensation set forth in Code Section 401(a)(17). Catch-Up Contributions shall not be eligible for Matching Contributions and shall not be taken into account in allocating such contributions. An eligible Employee can change the amount of his or her Catch-Up Contributions by filing with the Plan an election to that effect, in such manner and in such form as the Profit Sharing Committee shall determine.

3.2 Company Contributions. The Company shall make Company Contributions to the Trust Fund as set forth below, subject to any condition precedent specified herein. The Company Contribution shall consist of two parts, a Matching Contribution and a Profit Sharing Contribution.

(a)	Matching Contribution. The Company shall make a Matching Contribution to the Trust Fund with respect to each Participant who has made a Participant Contribution for such period. The amount of Matching Contribution with respect to such Participant shall be one dollar ($1.00) for each one dollar ($1.00) of the Participant’s Participant Contribution up to five percent (5%) of Compensation for the Plan Year. If, during any Plan Year, the total of the Matching Contributions made on behalf of a Participant during such Plan Year does not equal the maximum amount of Matching Contributions required by this Section 3.2(a) to be made with respect to the actual percentage of Compensation the Participant has contributed for the Plan Year, and the Participant satisfies the requirements specified in the following sentence, the Company shall, within thirty (30) days after the end of such Plan Year, make a lump sum contribution to the account of such Participant in an amount equal to the difference between the amount of the Matching Contributions otherwise required to be made and the amount actually made. To receive such a lump sum contribution, such Participant must, with respect to such Plan Year, both:

(i)	have made Participant Contributions in an amount equal to or greater than the lesser of (a) five percent (5%) of Compensation for such Plan Year, or (b) a percentage of Compensation determined by dividing (i) the dollar limit specified in Section 402(g)(1) of the Code (as adjusted under Code Section 402(g)(5)) by (ii) the dollar limit set forth in Section 401(a)(17) of the Code (as adjusted under Code Section 401(a)(17)(B)), and

(ii)	be employed by the Company or an Affiliated Employer on December 31 of such Plan Year or have terminated employment during such Plan Year due to death, Retirement or Total and Permanent Disability.

The largest Matching Contribution that may be made with respect to a Participant for any Plan Year shall be five percent (5%) of such Participant’s Compensation while eligible for a Matching Contribution during such Plan Year. Notwithstanding the foregoing, Catch-Up Contributions under Section 3.1(h) shall not be eligible for a Matching Contribution.

(b)	Supplemental Contribution. For each Plan Year beginning January 1, 2005, and ending no later than December 31, 2009, the Company shall make a Supplemental Contribution on behalf of each Employee who, (i) immediately prior to the Effective Date, had attained at least age forty (40) and was an active participant in the Motorola Pension Plan with ten (10) or more years of “Benefit Service” under the terms of such Plan; (ii) was not a Highly Compensated Employee on the Effective Date; and (iii) is employed by the Company or an Affiliated Employer on December 31 of such Plan Year. The amount of Supplemental Contribution for such a Participant for a Plan Year shall be the percentage of Compensation set forth below, based upon the Participant’s age and years of Benefit Service under the Motorola Pension Plan immediately prior to the Effective Date:

Service: Age:	10 to < 15 Years	15 to < 20 Years	20 to < 25 Years	25 to <30 Years	30 to < 35 Years	35 to < 40 Years	40+ Years
40 - < 45	1.00%	1.00%	1.00%	1.25%	None	None	None
45 - < 50	1.25%	1.25%	1.25%	1.50%	1.50%	None	None
50 - < 55	2.25%	2.25%	2.25%	2.25%	2.25%	3.75%	None
55 - < 60	3.25%	3.25%	3.25%	3.75%	3.75%	4.25%	None
60+	3.25%	3.25%	3.25%	3.75%	3.75%	4.25%	4.25%

The amount of Supplemental Contribution for a Participant shall be determined as of the Effective Date and shall not be redetermined as the Participant earns additional years of service or age after the Effective Date.

(c)	Profit Sharing Contribution. For each Plan Year, the Company may, in its sole discretion, elect to make a Profit Sharing Contribution to the Plan. The Company, in its sole discretion, shall determine the amount of Profit Sharing Contributions, if any, that it wishes to make to the Plan, subject to the limits of Section 4.3. Profit Sharing Contributions shall be allocated to Participants’ Company Contribution Accounts in accordance with Section 4.2(a).

(d)	Time of Payments. Company Contributions for any Plan Year shall be paid to the Trust no later than the date prescribed by law for filing the Company’s Federal income tax returns, including extensions, for such Plan Year; provided, however, that Matching Contributions shall be made to the Plan on at least a quarterly basis.

3.3 Special Rules Applicable to Sections 3.1 and 3.2. Participant Contributions under Section 3.1 are intended to comply with the alternative method of meeting nondiscrimination rules set forth in Section 401(k)(12) of the Code, and Company Contributions under Section 3.2(a) are intended to comply with the alternative method of meeting nondiscrimination rules set forth in Section 401(m)(11) of the Code, as described in Internal Revenue Service Notices 98-52 and 2000-3, and related authority. The following provisions, and the provisions of Sections 3.4 and 3.5, respectively, shall apply to the extent that such safe harbor provisions do not apply for any reason:

(a)	“Average Contribution Percentage” means the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Contribution Percentages of the Eligible Participants in a group.

(b)	“Actual Deferral Percentage” means the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of the sum of Elective Deferrals and Qualified Employer Deferral Contributions made on behalf of an Eligible Participant for the Plan Year to the Eligible Participant’s Compensation for the Plan Year. The Actual Deferral Percentage of an Eligible Participant who makes no Elective Deferrals and is allocated no Qualified Employer Deferral Contributions shall be zero (0).

(c)	“Average Actual Deferral Percentage” means the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Actual Deferral Percentages of the Eligible Participants in a group.

(d)	“Compensation” means any definition of compensation that satisfies Section 414(s) of the Code and the regulations thereunder which is used by the Company from time to time. For purposes of determining “compensation” for purposes of Section 1.18 and this Section 3.3, amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. Such amount will be treated as an amount under Section 125 of the Code only if the Company does not otherwise request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(e)	“Contribution Percentage” means the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of the sum of the Statutory Matching Contributions (other than Qualified Matching Contributions) and Qualified Employer Contributions made on behalf of the Eligible Participant for the Plan Year to the Eligible Participant’s Compensation for the Plan Year. The Contribution Percentage of an Eligible Participant who neither makes nor receives such contributions shall be zero (0).

(f)	“Elective Deferrals” means contributions made by the Company to this Plan and any other qualified plans that are maintained by the Company which are aggregated with this Plan for the Plan Year at the election of the Eligible Participant, in lieu of cash compensation (that either would have been received by the Eligible Participant in the Plan Year or is attributable to services performed in the Plan Year and would have been received by the Eligible Participant within two and one half (2 1/2) months after the close of the Plan Year, but for a deferral election), and shall include contributions made pursuant to a Compensation reduction agreement. Such “Elective Deferrals” shall be taken into account for a Plan Year only if they are allocated to the Eligible Participant’s account as of a date within the Plan Year, the allocation is not contingent on the Eligible Participant’s participation in the Plan or performance of services for the Company after such date, and the Elective Deferrals are paid to the Trust no later than twelve (12) months after the close of the Plan Year to which they relate. Notwithstanding the foregoing, Catch-Up Contributions under Section 3.1(h) shall not be treated as Elective Deferrals for purposes of Sections 3.4 and 3.5 of the Plan.

(g)	“Eligible Participant” for purposes of Section 3.4 hereof means any Participant who is eligible under this Plan to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his or her account for the Plan Year. “Eligible Participant” for purposes of Section 3.5 hereof means any Employee who is eligible under this Plan to have Statutory Matching Contributions or Qualified Employer Contributions allocated to his or her account for the Plan year.

(h)	“Qualified Employer Contributions” means Qualified Nonelective Contributions and Elective Deferrals which are taken into account under the Plan in determining an Eligible Participant’s Contribution Percentage; provided, however, that in order for Elective Deferrals to be taken into account, all Elective Deferrals must satisfy the limitations of the Actual Deferral Percentage test by including and excluding such Elective Deferrals, and the Qualified Nonelective Contributions and Elective Deferrals taken into account must satisfy the other requirements of Treasury Regulation Section 1.401(m)-1(b)(5). Qualified Nonelective Contributions taken into account to determine the Participant’s Contribution Percentage cannot be used in determining an Eligible Participant’s Actual Deferral Percentage.

(i)	“Qualified Employer Deferral Contributions” means Qualified Nonelective Contributions and Qualified Matching Contributions taken into account under this Plan and any other qualified plans that are maintained by the Company or an Affiliated Employer which are aggregated with this Plan in determining an Eligible Participant’s Actual Deferral Percentage which satisfy the requirements of Treasury Regulation Section 1.401(k)-1(b)(5). Qualified Nonelective Contributions taken into account to determine the Participant’s Actual Deferral Percentage cannot be used in determining an Eligible Participant’s Contribution Percentage.

(j)	“Qualified Matching Contributions” means Statutory Matching Contributions taken into account under the Plan in determining an Eligible Participant’s Actual Deferral Percentage. In order for Statutory Matching Contributions to be considered as Qualified Matching Contributions, the Statutory Matching Contributions must be one hundred percent (100%) vested and nonforfeitable when made and must be distributable under the Plan only in accordance with the distribution provisions applicable to Elective Deferrals.

(k)	“Qualified Nonelective Contributions” means contributions made by the Company to this Plan and to any other qualified plans maintained by the Company or an Affiliated Employer which are aggregated with this Plan (other than Elective Deferrals and Statutory Matching Contributions) which are allocated to the Eligible Participant’s account and which the Eligible Participant may not elect to receive in cash until distributed from the plan. In order for such contributions to be considered as Qualified Nonelective Contributions, they must be one hundred percent (100%) vested and nonforfeitable when made and must be distributable under the terms of the Plan only in accordance with the distribution provisions applicable to Elective Deferrals.

(l)	“Statutory Matching Contributions” means contributions made by the Company to the Plan for the Plan Year and allocated to an Eligible Participant’s account by reason of his or her Elective Deferrals; provided, however, that such Statutory Matching Contributions must be allocated to the Eligible Participant’s account as of a date within that Plan Year and actually be paid to the Trust no later than twelve (12) months after the close of the Plan Year to which they relate.

3.4 Actual Deferral Percentage Tests.

(a)	Tests. For each Plan Year to which this Section 3.4 applies, one of the following tests must be satisfied:

(i)	The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for such Plan Year multiplied by one and one-fourth (1.25); or

(ii)	The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

(b)	Correcting Excess Contributions.

(i)	If the limitation imposed by Section 3.4(a) is not satisfied for any Plan Year, the Plan shall take such remedial measures as are required under this subparagraph (b)(i) no later than the last day of the Plan Year following the Plan Year for which Excess Contributions were allocated. The Company, in its sole discretion, may satisfy the limitations set forth above through any of the following ways, or through a combination thereof:

(A)	The Company may, in its sole discretion, make a Qualified Nonelective Contribution or Qualified Matching Contribution, or both, on behalf of each Eligible Participant who is a Non-Highly Compensated Employee. Such additional contribution shall be allocated to the accounts of such Eligible Participants in the proportion that each Eligible Participant’s Compensation bears to the Compensation of all such Non-Highly Compensated Employee Eligible Participants.

(B)	The Company may determine the Excess Contributions under subparagraph (b)(ii) below and distribute such Excess Contributions, with income or loss attributable thereto under subparagraph (b)(iii) below.

(ii)	Excess Contributions shall be determined and distributed as follows:

(A)	The amount of Excess Contributions shall be the total dollar amount by which Elective Deferrals and Qualified Employer Deferral Contributions on behalf of Highly Compensated Employees would have to be reduced to meet the limitation described in Section 3.4(a). This amount shall be determined as if the Elective Deferrals and Qualified Employer Deferral Contributions on behalf of the Highly Compensated Employee with the highest Actual Deferral Percentage were reduced to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage (or, if less, by an amount sufficient for the Plan to satisfy the limitation described in Section 3.4(a)), with this process repeated until the limitation described in Section 3.4(a) would be satisfied.

(B)	The Excess Contributions, as determined above, shall be distributed as provided in this Section. The Company shall rank its Eligible Participants who are Highly Compensated Employees by the dollar amount of Elective Deferrals and Qualified Employer Deferral Contributions in descending order. The Company shall then reduce the amount of Elective Deferrals and Qualified Employer Deferral Contributions made on behalf of the Highly Compensated Employee with the highest amount of such contributions until the first of the following occurs:

(1)	All Excess Contributions have been distributed; or

(2)	The dollar amount of Elective Deferrals and Qualified Employer Deferral Contributions for such Highly Compensated Employee is reduced to equal the amount of such contributions on behalf of the Highly Compensated Employee with the next highest amount of Elective Deferrals and Qualified Employer Deferral Contributions.

The Company shall then repeat the application of this subparagraph (b)(ii)(B) until the Plan satisfies the limitations in Section 3.4(a).

(iii)	The income or loss attributable to Excess Contributions shall include a pro rata share of income or loss in the Plan Year in which the Excess Contributions were made (the “Contribution Year Income”). Contribution Year Income may be determined by the method used for allocating Income to Participants’ accounts provided it is reasonable, it does not violate Section 401(a)(4) of the Code, and it is used consistently for all Participants and for all corrective distributions under the Plan for a Plan Year. Alternatively, Contribution Year Income may be determined by multiplying the income or loss for the Plan Year allocable to Elective Deferrals and Qualified Employer Deferral Contributions by a fraction the numerator of which is the Excess Contributions of the Eligible Participant for the Plan Year and the denominator of which is the total balance of the Eligible Participant’s account attributable to Elective Deferrals and Qualified Employer Deferral Contributions, reduced by the income and increased by the loss allocable to such amount for the Plan Year.

(iv)	Excess Contributions shall be reduced, in accordance with regulations prescribed by the Secretary of the Treasury, by the amount of excess Elective Deferrals distributed to the Eligible Participant under Section 3.1(f) for his or her taxable year ending with or within such Plan Year.

3.5 Average Contribution Percentage Tests.

(a)	Tests. For each Plan Year to which this Section 3.5 applies, one of the following tests must be satisfied:

(i)	The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by one and one-fourth (1.25); or

(ii)	The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible

Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

(b)	Correcting Excess Aggregate Contributions.

(i)	If the limitation imposed by Section 3.5(a) is not satisfied for any Plan Year, the Plan shall take such remedial measures as are required under this subparagraph (b)(i) no later than the last day of the Plan Year following the Plan Year for which Excess Aggregate Contributions were allocated. The Company, in its sole discretion, may satisfy the limitations set forth above through any of the following ways, or through a combination thereof:

(A)	The Company may, in its sole discretion, make a Qualified Nonelective Contribution on behalf of each Eligible Participant who is a Non-Highly Compensated Employee. Such additional contribution shall be allocated among the accounts of such Eligible Participants in the proportion that each Eligible Participant’s Compensation bears to the Compensation of all such Non-Highly Compensated Employees.

(B)	The Company may determine Excess Aggregate Contributions under subparagraph (b)(ii) below and may forfeit Statutory Matching Contributions, with income or loss attributable thereto, if forfeitable under the terms of the Plan. Such forfeitures shall be allocated to the accounts of Non-Highly Compensated Employees in the proportion that each such Eligible Participant’s Compensation bears to the Compensation of all such Eligible Participants, in the year in which such forfeiture occurs.

(C)	The Company may determine Excess Aggregate Contributions under subparagraph (b)(ii) below and distribute such Excess Aggregate Contributions with income or loss attributable thereto under subparagraph (b)(iii) below.

(ii)	Excess Aggregate Contributions shall be determined and distributed as follows:

(A)	The amount of Excess Aggregate Contributions shall be the total dollar amount by which the total Statutory Matching Contributions, employee contributions, and Qualified Employer Contributions on behalf of Highly Compensated Employees would have to be reduced to meet the limitation described in Section 3.5(a). This amount shall be determined as if the Statutory Matching Contributions, employee contributions, and Qualified Employer Contributions on behalf of the Highly Compensated

Employee with the highest Contribution Percentage were reduced to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage (or, if less, by an amount sufficient for the Plan to satisfy the limitation described in Section 3.5(a)), with this process repeated until the limitation described in Section 3.5(a) would be satisfied.

(B)	The Excess Aggregate Contributions, as determined above, shall be distributed in the following manner. The Company shall rank its Eligible Participants who are Highly Compensated Employees by the dollar amount of the aggregate of Statutory Matching Contributions, employee contributions, and Qualified Employer Contributions, in descending order. The Company shall then reduce the amount of Statutory Matching Contributions, employee contributions, and Qualified Employer Contributions made on behalf of the Highly Compensated Employee with the highest amount of such contributions until the first of the following occurs:

(1)	All Excess Aggregate Contributions have been distributed; or

(2)	The dollar amount of Statutory Matching Contributions, employee contributions, and Qualified Employer Contributions for such Highly Compensated Employee is reduced to equal the amount of such contributions on behalf of the Highly Compensated Employee with the next highest amount of Statutory Matching Contributions, employee contributions, and Qualified Employer Contributions.

The Company shall then repeat the application of this subparagraph (b)(ii)(B) until the Plan satisfies the limitations in Section 3.5(a).

(iii)	The income or loss attributable to Excess Aggregate Contributions shall include a pro rata share of income or loss in the Plan Year in which the Excess Aggregate Contributions were made (the “Contribution Year Income”). Contribution Year Income may be determined by the method used for allocating Income to Participants’ accounts provided it is reasonable, it does not violate Section 401(a)(4) of the Code, and it is used consistently for all Participants and for all corrective distributions under the Plan for a Plan Year. Alternatively, Contribution Year Income may be determined by multiplying the income or loss for the Plan Year allocable to employee contributions, Statutory Matching Contributions, and Qualified Employer Contributions by a fraction the numerator of which is the Excess Aggregate Contributions of the Eligible Participant for the Plan Year and the denominator of which is the total balance of the Eligible

Participant’s account attributable to employee contributions, Statutory Matching Contributions, and Qualified Employer Contributions, reduced by the income and increased by the loss allocable to such amount for the Plan Year.

3.6 Additional Testing Rules. The following rules shall apply to the nondiscrimination tests set forth in Sections 3.4 and 3.5 of the Plan.

(a)	The Actual Deferral Percentage or Contribution Percentage of any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals, Qualified Deferral Contributions, employee contributions, Statutory Matching Contributions or Qualified Employer Contributions allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by Affiliated Employers shall be determined as if all such contributions were made under a single plan, provided that no such plan is an employee stock ownership plan as defined in Sections 4975(e) and 409 of the Code (“ESOP”). If any such plan is an employee stock ownership plan, to the extent required by law, the Actual Deferral Percentage or Contribution Percentage shall be determined separately for all ESOPs and all non-ESOPs. If such an Eligible Participant participates in two or more plans that have different plan years, all such plans ending with or within the same calendar year shall be treated as a single plan.

(b)	This Plan and any other qualified plans which any Affiliated Employer maintains providing for a cash or deferred arrangement, employee contributions or Statutory Matching Contributions shall be treated as follows: If this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then Sections 3.4 and 3.5 shall be applied by determining the Actual Deferral Percentage or Contribution Percentage of Eligible Participants as if all such plans were a single plan. This Plan may be aggregated with any other qualified plan maintained by the Company or an Affiliated Employer to determine whether the Actual Deferral Percentage or Contribution Percentage of Participants satisfies the requirements of Sections 3.4 and 3.5, provided that (i) the aggregated plans are treated as one plan for purposes of Sections 401(a)(4), 401(k), 401(m) and 410(b) of the Code, (ii) the plans so aggregated have the same plan year, and (iii) no plan so aggregated is an ESOP.

(c)	For purposes of Section 4.3(a), Excess Aggregate Contributions, including amounts forfeited by Highly Compensated Employees under Section 3.5(b)(i)(B), shall be treated as Annual Additions. Forfeited Statutory Matching Contributions that are reallocated to the accounts of other Participants for the Plan Year in which the forfeiture occurs are treated under Section 415 as Annual Additions for the Participants to whose accounts they are reallocated and for the Participants from whose accounts they are forfeited. Any reduction of Statutory Matching Contributions required under Section 3.5 shall be applied first to Profit Sharing Contributions and then, to the extent necessary, to Matching Contributions.

(d)	The Profit Sharing Committee may elect to apply Sections 3.4 and 3.5 without regard to eligible Employees (other than Highly Compensated Employees) who have not met the one Year of Service requirement of Section 2.1, to the extent permitted under Section 401(k)(3)(F) of the Code.

(e)	Any distribution under Section 3.4 or 3.5 may be made without any notice or consent otherwise required under the Plan or Sections 411(a)(11) and 417 of the Code. In addition, any such distribution will not be considered a distribution for purposes of determining whether the Plan satisfies the minimum distribution requirements of Section 5.3(d) hereof.

(f)	Sections 3.4 and 3.5 shall be applied so as to meet the requirements of Sections 401(k) and 401(m) of the Code, respectively, and the regulations promulgated thereunder.

3.7 Return of Contributions. If contributions or payments made by the Company to the Plan result in funds or payments in excess of the amounts required by the Plan to be paid by the Company by reason of mistake of fact, the Company shall be entitled to the return of such excess funds or payments within one (1) year after the payment of the excess amount. Each contribution to the Plan is conditioned upon its deductibility under Section 404 of the Code. To the extent that all or any portion of a contribution is determined not to be deductible under Section 404 of the Code, such contribution or portion thereof shall be returned to the Company within one (1) year after disallowance of the deduction. Each contribution to the Plan is conditioned upon the initial qualification of the Plan under Section 401 of the Code. If the Plan receives an adverse determination with respect to its initial qualification, all contributions to the Plan shall be returned to the Company within one (1) year after such determination; provided that the Company has applied for a favorable determination within the time provided by law for filing the Company’s return for the taxable year in which the Plan was adopted or such later time as the Secretary of Treasury may prescribe.

ARTICLE 4 - ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

4.1 Participant Accounts. The assets of the Trust Fund shall be invested in such Investment Funds as may be selected by the Profit Sharing Committee from time to time; provided, however, that such Investment Funds shall include (a) the Freescale Stock Fund and (b) the Motorola Stock Fund on behalf of Participants who previously participated in the Motorola Plan, for two years after the Effective Date (or such later date as shall be permitted by the Profit Sharing Committee), in order to permit such Participants a reasonable opportunity to liquidate their investment in Motorola stock in an orderly fashion. The Profit Sharing Committee shall maintain or cause to be maintained records of each such Investment Fund that shall accurately reflect from time to time the interest in the Trust Fund of each Participant. Such records shall be in the form of individual accounts, and credits and charges shall be made to such accounts in the manner described in the Plan.

Each Participant shall have two accounts, a Company Contribution Account and a Participant Contribution Account, in each Investment Fund in which account balances, if any, are maintained for the Participant. The Profit Sharing Committee may establish such additional Participant accounts or sub-accounts as it deems appropriate from time to time to properly reflect Participants’ benefits under the Plan. The maintenance of individual accounts for each Participant is for accounting purposes only, and a segregation of the assets of the Trust Fund to such accounts shall not be required. Benefits transferred from the Motorola Plan to this Plan in connection with the transfer of an Employee on the Effective Date in accordance with the “Employee Matters Agreement” between the Corporation and Motorola, Inc. shall be allocated to the same accounts of the Employee in this Plan as those to which such benefits were allocated in the Motorola Plan.

Each Participant shall be entitled to direct the manner in which the shares (including fractional shares) of Freescale Semiconductor, Inc. common stock in his or her account in the Freescale Stock Fund are to be voted. Each Participant shall be entitled to direct the manner in which the shares (including fractional shares) of Motorola, Inc. common stock in his or her account in the Motorola Stock Fund are to be voted. The Trustee shall vote such shares in accordance with the directions of the Participants. This requirement will be met if the Trustee votes the combined fractional shares to the extent possible to reflect the direction of the voting Participants. All shares credited to Participants’ accounts as to which the Trustee does not receive voting directions, and all unallocated shares held by the Trustee, shall be voted by the Trustee proportionately in the same manner as the Trustee votes shares as to which the Trustee has received voting instructions. The Corporation will cause to be distributed proxy materials to all Participants who have an account balance in the Freescale Stock Fund prior to each stockholders’ meeting at the same time it distributes such materials to all other stockholders. The Corporation will cause to be distributed proxy materials to all Participants who have an account balance in the Motorola Stock Fund prior to each stockholders’ meeting at the same time it distributes such materials to all other stockholders.

4.2 Account Adjustments. The accounts of the Participants shall be adjusted in accordance with the following:

(a)	Allocation of Profit Sharing Contributions. As of the last day of the Plan Year, each Participant’s share of the Profit Sharing Contribution as determined under this Section 4.2(a) shall be credited to his or her Company Contribution Account. A Participant’s proportionate share of the Profit Sharing Contribution for a Plan Year shall equal the Profit Sharing Contribution for such Plan Year multiplied by a fraction, the numerator of which is the Participant’s Compensation for such Plan Year, and the denominator of which is the aggregate Compensation of all Participants eligible to share in such Profit Sharing Contribution for such Plan Year. To receive a share of the Profit Sharing Contribution for a Plan Year, the Participant must be employed by the Company or an Affiliated Employer on December 31 of such Plan Year or have terminated employment during such Plan Year due to death, Retirement or Total and Permanent Disability.

(b)	Allocation of Participant Contributions. Participant Contributions made on behalf of a Participant shall be allocated to his or her Participant Contribution Account as soon as practicable after such Participant Contributions are paid to the Trust Fund.

(c)	Allocation of Matching Contributions. Matching Contributions made on behalf of a Participant shall be allocated to such Participant’s Company Contribution Account as soon as practicable after such Matching Contribution is paid to the Trust Fund.

(d)	Allocation of Supplemental Contributions. As of the last day of the Plan Year, each Participant eligible for a Supplemental Contribution under Section 3.2(b) shall have the amount of such Supplemental Contribution determined under Section 3.2(b) credited to his or her Company Contribution Account.

(e)	Allocation of Qualified Nonelective Contributions and Qualified Matching Contributions. Qualified Nonelective Contributions and Qualified Matching Contributions for a Plan Year shall be allocated as of the last day of such Plan Year to the Participant Contribution Accounts and Company Contribution Accounts, respectively, of Eligible Participants who are Non-Highly Compensated Employees.

(f)	Allocation of Income to Participants. Income shall be separately determined for each Investment Fund as of each Valuation Date and shall be allocated among the accounts within such Investment Fund as of each Valuation Date, in accordance with the rules and regulations governing such Investment Funds, except that cash dividends paid on Motorola stock credited to Participants’ accounts in the Motorola Stock Fund shall be transferred promptly to the Freescale Stock Fund and credited to the accounts of such Participants within the Freescale Stock Fund. Amounts deemed allocated to accounts as of the last day of the Plan Year hereunder shall not be taken into account under this Section 4.2(e) until such amounts are actually paid to the Trust Fund and the actual allocation of funds occurs.

4.3 Maximum Allocations and Top Heavy Provisions.

(a)	Limitation on Allocations to Participants. Notwithstanding any other provision of the Plan, Annual Additions (as defined below) which can be credited to the accounts of a Participant in any Plan Year (a “limitation year”) under this Plan and other tax-qualified defined contribution plan maintained by an Affiliated Employer shall not exceed the lesser of: (i) the dollar amount set forth in Section 415(c)(1)(A) of the Code as in effect for such limitation year, as adjusted for cost of living increases under Section 415(d) of the Code, or (ii) 100% of the Participant’s compensation (as defined below) for such limitation year. “Annual Additions” means the sum of (1) contributions of Affiliated Employers, (2) Participant Contributions (other than catch-up contributions under Code Section 414(v)), and (3) forfeitures, allocated to the accounts of a Participant in this Plan and in any other tax-qualified defined contribution plan maintained by an Affiliated Employer with respect to a limitation year, as more fully described in Code Section 415(c)(2) and regulations thereunder.

If Annual Additions for any Participant exceed the limitation in the first sentence of this Section 4.3(a), the Elective Deferrals (other than Catch-Up Contributions) made by the Participant for the limitation year which cause the excess (to the extent no Company Contributions have been made with respect to such Elective Deferrals), plus any Income allocable thereto, shall be returned to the Participant. If, after returning such Elective Deferrals to the Participant an excess still exists, additional Elective Deferrals made by the Participant for such limitation year (plus Income allocable thereto) shall be returned to the Participant, and any Company Contributions attributable to such Elective Deferrals (plus Income allocable thereto) shall be applied as described in the following sentence, to the extent necessary to eliminate such excess. If the Participant is covered by the Plan at the end of the limitation year, any excess Company Contributions (and Income) forfeited from the Participant’s accounts under the preceding sentence will be used to reduce Company Contributions for such Participant in the next limitation year, and each succeeding limitation year if necessary. However, if the Participant is not covered by the Plan at the end of a limitation year, such excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Company Contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary. A suspense account under this Section 4.3(a) will not participate in the allocation of Income. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants’ accounts before any Company or any Participant Contributions may be made to the Plan for that limitation year. Excess amounts in a suspense account may not be distributed to Participants or former Participants.

As used in this Section 4.3(a), the term “compensation” shall have the meaning set forth in Treasury Regulation Section 1.415-2(d) (including any salary reduction contributions excluded from income under the Plan, or under Code Sections 125, 132(f)(4), 401(k) or 457(b)). For purposes of determining “compensation” for purposes of this Section 4.3(a), amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. Such amount will be treated as an amount under Section 125 of the Code only if the Company does not otherwise request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(b)	Top Heavy Provisions.

(i)	Determination of Top Heavy. The Plan will be considered to be “Top Heavy” for a Plan Year if, as of the last day of the preceding Plan Year (the “Determination Date”), the aggregate value (determined as of the most recent Valuation Date that falls within or ends with the Plan Year ending on the Determination Date) of the accounts of Participants who are Key Employees, as defined in Section 416(i) of the Code, exceeds sixty percent (60%) of the aggregate value of the accounts of all Participants, excluding former Key Employees and individuals who have not performed services for the Company at any time during the one-year period ending on the Determination Date. If the Plan is part of a Required Aggregation Group, as defined in Section 416(g) of the Code, the Plan will be considered to be Top Heavy for a Plan Year if, as of the Determination Date, the sum of (1) the aggregate value (determined as of the most recent Valuation Date within the preceding Plan Year) of the accounts of Key Employees under all defined contribution plans included in the Required Aggregation Group and (2) the present value (determined as of the most recent Valuation Date within the preceding Plan Year) of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Required Aggregation Group exceeds sixty percent (60%) of a similar sum for all participants in all such plans, excluding former Key Employees and individuals who have not performed services for the Company at any time during the one-year period ending on the Determination Date. For purposes of determining the value of the account or present value of the cumulative accrued benefit for any Participant, such values shall be increased by the aggregate distributions made with respect to such Participant under a plan during the one-year period ending on the Determination Date, including any terminated plan maintained within the last one-year period ending on the Determination Date which, if it had not been terminated, would have been included in the Required Aggregation Group, and any other distributions with respect to the Participant in the five-year period ending on the Determination Date that were made for reasons other than separation from service, death or disability. The Top Heavy ratio will be computed in accordance with the provisions of Section 416 of the Code. Notwithstanding the above, the Plan shall not be considered to be Top Heavy for any Plan Year in which the Plan is included in a Required Aggregation Group or Permissive Aggregation Group, within the meaning of Section 416(g) of the Code, which is not Top Heavy. For purpose hereof, the Required Aggregation Group will include each defined contribution plan and each defined benefit plan intended to comply with Section 401(a) of the Code and maintained by an Affiliated Employer in which a Key Employee participates in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years, or any other such plan of an Affiliated Employer which enables any such plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code. For purposes hereof, a Permissive Aggregation Group includes all plans required to be included in the Required Aggregation Group plus one or more other plans that are not part of the Required Aggregation Group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the plans contained in the Required Aggregation Group. For purposes of this Section 4.3(b) “compensation” shall have the meaning as set forth in Treasury Regulation Section 1.415-2(d); provided, however, that the Company shall have the right to use such alternate definition of compensation as may be permitted under Section 416 of the Code and the regulations thereunder.

(ii)	Minimum Contributions. Notwithstanding the provisions of Sections 3.2 and 4.2 hereof, for each Plan Year in which the Plan is Top Heavy, the Company Contributions plus Forfeitures, if any, allocated to the account of each Participant (including Participants who fail to complete one thousand (1,000) Hours of Service during the Plan Year) who is not a Key Employee shall equal at least three percent (3%) of his or her compensation for such Plan Year, or, if less, the largest percentage of compensation provided on behalf of any Key Employee for that Plan Year. Matching Contributions shall be taken into account for purposes of satisfying this minimum contribution requirement. For purposes of the foregoing, (1) the percentage of compensation for each Key Employee shall be determined by dividing the sum of the share of the Company Contribution plus forfeitures, if any, and Elective Deferrals allocated on behalf of such Key Employees by so much of compensation as does not exceed the limitation set forth in Section 1.11; (2) all defined contribution plans required to be included in the Required Aggregation Group shall be treated as one plan; and (3) the minimum contribution shall be 3% if the Plan enables a defined benefit plan included with it in a Required Aggregation Group to meet the requirements of Section 401(a)(4) or 410 of the Code. The minimum allocation will be determined without regard to any Social Security contribution.

4.4 Valuation of Fund. The Profit Sharing Committee shall, as of the last Valuation Date of the Plan Year and as of such other Valuation Dates as it shall determine, prepare a statement of the condition of the Trust Fund setting forth all contributions, investments, receipts, disbursements, income and other transactions effected with respect to the Trust Fund during the period for which the statement is being prepared, including a list of all cash, securities, and other property held on such Valuation Date at their cost and fair market values determined as of the Valuation Date for which the statement of condition is being prepared. To the extent that shares of Motorola stock held in the Motorola Stock Fund or shares of Freescale stock held in the Freescale Stock Fund are not readily tradable on an established securities market, all valuations of such shares will be made by an independent appraiser designated by the Plan Administrator

4.5 Investment of Funds. Each Participant, former Participant, alternate payee or Beneficiary who retains an account balance in the Plan (“Accountholder”) shall be permitted to direct the investment of his or her accounts among Investment Funds that the Trustee shall from time to time cause to be made available at the direction of the Profit Sharing Committee, in accordance with Section 404(c) of ERISA and regulations thereunder; provided, however, that a Participant may not (i) direct that new contributions be invested in the Motorola Stock Fund, and a Participant, former Participant, alternate payee or Beneficiary may not direct that any existing funds be invested in the Motorola Stock Fund or (ii) direct that more than 25% of his or her Elective Deferrals be invested in the Freescale Stock Fund. Each Accountholder shall bear the sole responsibility for the selection of the Investment Funds for his or her accounts, and neither the Trustee, the 404(c) Fiduciary nor the Profit Sharing Committee shall have any responsibility or liability for any losses that may occur in connection with such selection (or in the absence of such selection, such default selection as may be in place from time to time), as set forth in Section 404(c) of ERISA and regulations thereunder. Investment elections by an Accountholder (or such default investment elections as may be in place from time to time) shall be made in such manner, in such increments, and at such time or times, as authorized under the administrative rules and procedures established from time to time by the 404(c) Fiduciary consistent with such reasonable guidelines and limitations as the Profit Sharing Committee shall deem appropriate for the efficient administration of the Plan; provided, however, from the Effective Date through January 17, 2005, Participants, former Participants, alternate payees and Beneficiaries shall be unable to modify an investment election and, consistent with the provisions of sections 5.5, 5.8, 5.9, 5.10, and 5.11 shall be ineligible to initiate Participant loans or withdrawals from the Plan during that time period. All earnings and expenses, including commissions and transfer taxes, realized or incurred in connection with any investments pursuant to an Accountholder’s directions shall be credited or charged to the account for which the investment is made, except to the extent paid by the Company in its sole discretion.

4.6 Transferred Benefits. With the consent of the Profit Sharing Committee or its designee, in its discretion, amounts may be transferred to this Plan by or on behalf of a Participant from other pension, profit sharing, stock bonus or other retirement benefit plans qualified under Section 401(a) of the Code (a “qualified plan”). Such transferred benefits shall become subject to the terms and conditions of this Plan. The transferred benefits shall be credited to the Participant’s Participant Contribution Account as soon as practicable after the date the transfer is made. The Participant may direct the investment of the transferred benefits in the various Investment Funds as provided in Section 4.5 hereof. The transferred benefits shall be fully vested at all times and shall not be subject to forfeiture. The amounts which may be transferred to this Plan include: (a) amounts transferred to this Plan directly from another qualified plan; (b) lump-sum distributions received by a Participant from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Participant to this Plan within sixty (60) days following his or her receipt thereof; (c) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (i) were previously distributed to the Participant by another qualified plan as a lump-sum distribution, (ii) were eligible for tax-free rollover to a qualified plan, and (iii) were deposited in such conduit individual retirement account within sixty (60) days after receipt thereof and other than earnings on said assets; and (d) amounts distributed to the Participant from a conduit individual retirement account meeting the requirements of clause (c) above and transferred by the Participant to this Plan within sixty (60) days of his or her receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this Section 4.6 applies, the Profit Sharing Committee or its designee may require the Participant to establish that the amounts to be transferred to this Plan meet the requirements hereof.

Amounts may also be transferred to this Plan under this Section 4.6 from an individual retirement account (“IRA”) described in Section 408(a) of the Code (without regard to whether such IRA is a conduit individual retirement account described in clause (c) above), an individual retirement annuity described in Section 408(b) of the Code, an annuity described in Section 403(b) of the Code, or an eligible governmental plan described in Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, provided that such amounts are transferred from such IRA, plan or annuity to this Plan within 60 days of the Participant’s receipt of such amounts. Notwithstanding the foregoing, no stock or other non-cash property, and no amounts attributable to after-tax contributions, may be transferred to this Plan under this Section 4.6.

ARTICLE 5 - VESTING AND DISTRIBUTION OF BENEFITS

5.1 Vesting of Benefits. A Participant’s interest in his or her Participant Contribution Account and Company Contribution Account, and in any Qualified Employer Contributions as defined in Section 3.3(h), shall be 100% vested and nonforfeitable at all times. The amounts available for distribution under this Article 5 shall be adjusted to reflect any outstanding loan obligation, as provided in Section 5.5 or in any loan note or procedure promulgated thereunder.

5.2 Designation of Beneficiaries.

(a)	Designation of Beneficiary. Each Participant (including, for purposes of this Section 5.2, any former Participant) may, from time to time, designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom the Participant’s vested account balances under the Plan are to be paid if he or she dies before receipt of all such benefits, in accordance with such rules as the Profit Sharing Committee shall determine. Each Beneficiary designation must be made in a form acceptable to the Profit Sharing Committee and will be effective only when filed with it during the Participant’s lifetime, and only if, in the case of a married Participant, spousal consent is provided as described in Section 5.2(e) below. Each Beneficiary designation filed with the Profit Sharing Committee will cancel all Beneficiary designations previously filed with it by that Participant. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

(b)	Proof of Death. The Profit Sharing Committee may require such proof of death and such evidence of the right of any person to receive payment under this Section 5.2 as the Profit Sharing Committee may deem advisable. The Profit Sharing Committee’s determination of death and of the right of any person to receive payment under this Section 5.2 shall be conclusive.

(c)	Married Participants. If a Participant who has designated his or her spouse as Beneficiary subsequently is divorced from such spouse, unless such Participant designates a different Beneficiary(ies) or remarries, the Participant shall be conclusively determined to have re-designated the divorced spouse as Beneficiary, and the divorced spouse shall remain the Beneficiary notwithstanding that such divorced spouse may have signed a waiver or release of property rights with respect to the Participant in connection with the divorce proceedings. Any Beneficiary designation made by an unmarried Participant shall be automatically revoked upon such Participant’s marriage. If a Participant has not designated a Beneficiary or Beneficiaries in the manner provided herein, or if none of the designated Beneficiaries survive the Participant, or if for any reason such designation shall be legally ineffective, then payment of any distribution under this Section 5.2 shall be made in the following priority:

(i)	to the Participant’s surviving spouse; or if there be none surviving,

(ii)	to the Participant’s surviving children, in equal shares, or if there be none surviving,

(iii)	to the Participant’s father and mother, in equal shares if both are surviving, or if only one is surviving, to the one surviving; or if neither is surviving,

(iv)	to the Participant’s estate.

(d)	Spouse. The term spouse or surviving spouse means the spouse of the Participant; provided, however, that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code. The benefit payable to a spouse will be reduced to the extent necessary to comply with any qualified domestic relations order.

(e)	Spousal Consent. The consent of a spouse to the designation of a Beneficiary(ies) other than the spouse by the Participant must (i) be in writing, (ii) acknowledge the effect of the designation of a Beneficiary(ies) other than the spouse, and (iii) be witnessed by a notary public or a Plan representative. Consent, if given, shall be irrevocable. The designation of a Beneficiary(ies) may not be changed without spousal consent, unless the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse and acknowledges that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

5.3 Commencement of Distributions.

(a)	Cash-Out of Small Amounts. If a Participant’s employment with the Company is terminated for any reason and the nonforfeitable amount credited to such Participant’s accounts as of any Valuation Date coincident with or following the date of such termination does not exceed $1,000, the Profit Sharing Committee shall distribute to such Participant (or his or her Beneficiary) the nonforfeitable amount credited to such Participant’s accounts in a single lump sum payment (adjusted as necessary to reflect the repayment of any outstanding loan balance(s)). Whether the nonforfeitable portion of a Participant’s accounts equals or exceeds $1,000 shall be determined without regard to amounts transferred to this Plan pursuant to Section 4.6.

(b)	Time of Commencement of Distributions. If a Participant’s employment with the Company is terminated for any reason and the nonforfeitable amount credited to such Participant’s accounts as of the Valuation Date coincident with or next following the date of such termination exceeds $1,000, such nonforfeitable amounts (adjusted as necessary to reflect the repayment of any outstanding loan balance(s)), subject to the limitation set forth in Section 5.4(a) herein, shall be immediately distributable to the Participant (or in the case of the Participant’s death, to his or her Beneficiary); provided, however, that no distribution from the Participant’s accounts may be made prior to the date the Participant attains the Normal Retirement Date (as defined in paragraph (d)(vii) below), other than as a result of death, without obtaining the Participant’s consent to such distribution at such time and in such manner as may be required by the Profit Sharing Committee in accordance with Section 411(a)(11) of the Code and applicable regulations thereunder. If the Participant does not consent to such distribution, benefits shall remain in the Trust Fund and shall continue to be invested pursuant to Section 4.5 and to receive allocations of Income pursuant to Section 4.2(e). Subject to the following provisions of this Section 5.3, such Participant’s benefits shall commence to be distributed to the Participant as soon as practicable following the Valuation Date coincident with or next following the Participant’s request for such distribution, but not later than the Required Beginning Date. Whether the nonforfeitable portion of a Participant’s accounts equals or exceeds $1,000 shall be determined without regard to amounts transferred to the Plan pursuant to Section 4.6.

(c)	Code Section 401(a)(14) Requirements. Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

(i)	the Participant attains age 65,

(ii)	occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(iii)	the Participant terminates service with the Company.

Failure of the Participant to submit a request for a distribution as described in paragraph (b) above shall be deemed to be an election by the Participant to defer distribution under this paragraph (c).

(d)	Code Section 401(a)(9) Minimum Required Distributions.

(i)	The requirements of this Section 5.3(d) shall apply to any distribution of a Participant’s vested accounts and will take precedence over any inconsistent provisions of this Plan. Distributions in all cases will be made in accordance with Code Section 401(a)(9) and the regulations promulgated thereunder

(ii)	When Distributions Must Begin

(A)	Required Beginning Date. Notwithstanding any other provision of this Plan to the contrary, distribution to a Participant must begin no later than the “Required Beginning Date.” The “Required Beginning Date” is: (i) for a Participant who is not a 5% owner of an Affiliated Employer as defined in Section 416(i)(1)(B) of the Code at any time during the Plan Year in which he or she attains age 70 1/2, and who continues to be employed in service following attainment of age 70 1/2, no later than April 1 of the calendar year following the calendar year in which he or she retires; and (ii) for a Participant who is a 5% owner of an Affiliated Employer, or a Participant who is no longer in service, no later than April 1 of the calendar year following his or her attainment of age 70 1/2.

(B)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:

(1)	If the Participant’s surviving spouse is the Participant’s sole Beneficiary, then distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2)	If the Participant’s surviving spouse is not the Participant’s sole Beneficiary, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)	If the Participant’s surviving spouse is the Participant’s sole Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, the Participant’s entire vested interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the surviving spouse’s death.

(iii)	Amount of Required Minimum Distributions.

(A)	Required Minimum Distributions During Participant’s Lifetime. Distributions shall be made in accordance with the method of distribution elected by the Participant under Section 5.4. Notwithstanding the foregoing, during the Participant’s lifetime the amount distributed for any distribution calendar year may not be less than the lesser of:

(1)	the quotient obtained by dividing the Participant’s vested account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)	if the Participant’s sole Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s vested account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(B)	Required Minimum Distributions After Participant’s Death. Any distributions to Participant’s Beneficiary following the Participant’s death shall be made in the form of a lump sum.
(iv)	Definitions.

(A)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. The required minimum distribution for the Participant’s first distribution calendar year shall be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(B)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(C)	Participant’s Vested Account Balance. The Participant’s vested account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any vested contributions made and allocated or vested forfeitures allocated to the Participant’s account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Participant’s Account Balance for the valuation calendar year includes any vested amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.4 Method of Payment of Distribution.

(a)	A Participant, former Participant, his or her spouse or his or her Beneficiary(ies), as the case may be, entitled to receive a distribution under this Article 5 may elect that such distribution be made by one or more of the following methods, in such form and at such times as the Profit Sharing Committee shall determine; provided, however, that (1) no distribution shall be available from the Effective Date through January 17, 2005 and (2) the method specified in (iii) below may not be elected by a Participant who became an Employee of Motorola, Inc. or one of its Affiliated Employers on or after January 1, 1996:

(i)	By payment of a lump sum.

(ii)	By direct transfer of an Eligible Rollover Distribution permitted above to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The following definitions apply to this Section 5.6(a)(ii):

(A)	An “Eligible Rollover Distribution” is any distribution of all or any part of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding the foregoing, (1) any amount that is distributed under Section 5.8 on account of hardship shall not be an Eligible Rollover Distribution, and (2) an Eligible Rollover Distribution may include amounts attributable to after-tax contributions.

(B)	An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. “Eligible Retirement Plan” shall also include an annuity described in Section 403(b) of the Code and an eligible governmental plan described in Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and which agrees to separately account for amounts transferred to such plan from this Plan.

(C)	A “Distributee” includes a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(D)	A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(iii)	By payment in substantially equal annual installments over a period certain not exceeding the life expectancy of the Participant. The accounts of a Participant or former Participant who elects to receive installment payments shall continue to share in the Income of the Investment Funds in which he has investments until all amounts in the accounts are paid out. Upon the death of a Participant or former Participant who is receiving installment distributions, the remaining balance in his accounts shall be paid to his Beneficiary or Beneficiaries in a lump sum. A Beneficiary may not elect to be paid in installments. If a Participant resigns or is discharged prior to his Retirement, such Participant may not elect to be paid in annual installments.

(b)	If a Participant does not make an election as provided in Section 5.6(a) within sixty (60) days after the date the payment of a distribution is scheduled to commence, such Participant’s distribution shall be paid in a lump sum.

(c)	Distributions shall be paid in cash; provided, however, that a Participant may elect to receive distribution with respect to that portion of his or her account then invested in the Freescale Stock Fund or the Motorola Stock Fund in whole shares of Company Stock, with any fractional shares paid in cash.

5.5 Loans. The Profit Sharing Committee shall have the authority to establish and maintain a program under which loans may be made to any Participant who is an Employee, including those on leave of absence or layoff (an “Eligible Borrower”). Provided, however, no loan shall be available from the period commencing on the Effective Date through January 17, 2005. All loans shall be subject to the rules, regulations, limitations, restrictions (including the assessment of processing fees), procedures and provisions, in effect from time to time, adopted by the Profit Sharing Committee or its delegate(s). Loans shall be subject to the following rules:

(a)	Loans shall be made available to all Eligible Borrowers on a reasonably equivalent basis.

(b)	Loans shall not be made available to Highly Compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other Eligible Borrowers.

(c)	Loans shall be adequately secured, bear a reasonable interest rate, provide for repayment within a specified period of time and be amortized over the term of the loan in level payments made not less frequently than quarterly.

(d)	If any of the survivor benefit requirements of Section 401(a)(11) of the Code applies to an Eligible Borrower when part or all of such person’s accrued benefit is to be used as security for a loan, no portion of such person’s accrued benefit may be used as security for such loan unless the spouse (if any) of such person consents in writing to such use during the 90-day period ending on the date on which the loan is to be so secured. Such consent must be in writing, must acknowledge the effect of the use of the accrued benefit as security for the loan, and must be witnessed by a notary public or a Plan representative. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. Consent, if given, shall be irrevocable. Spousal consent shall not be required if it is established to the satisfaction of the Profit Sharing Committee or its delegate that the spouse cannot be located.

(e)	In the event of default on a loan by an Employee Participant, if the Participant’s accounts secure the loan, foreclosure on the note and security may be postponed until a distributable event occurs under the Plan. In the event of default on any loan, the Plan and Trust shall have the immediate and continuing right to offset all principal and interest due on such loan against the accounts of the debtor.

(f)	No loan shall be made which would constitute a distribution under Section 72(p) of the Code.

(g)	If a proceeding under any bankruptcy or insolvency law or other law for the relief of debtors is commenced by or against a Participant who has an outstanding loan from the Trust Fund (not from his or her individual account), and if payments on the loan are stayed or ceased or not paid when due in accordance with the terms of the promissory note or other evidence of indebtedness signed by the Participant, an amount sufficient to pay in full all principal and interest unpaid on the loan indebtedness shall be withdrawn from the Participant’s Company Contribution and Participant Contribution Accounts and shall be used by the Trust to pay such loan indebtedness, except that Income earned after December 31, 1988 on Elective Deferrals shall not be withdrawn. Any such withdrawal shall constitute a withdrawal on account of hardship of the Participant. Any or all Company and Participant contributions not made under Section 401(k) of the Code, and Income thereon, may be withdrawn to pay loan indebtedness as herein provided.

(h)	Except for withdrawals which are approved pursuant to Section 5.8, no distribution shall be made to any Eligible Borrower or to a Beneficiary or Beneficiaries of any such Eligible Borrower, unless and until all loans, including accrued interest thereon, to such Eligible Borrower have been repaid or liquidated out of the amounts credited to the accounts of such Eligible Borrower.

(i)	No loan shall be available to Participants residing in the United Kingdom to the extent such loan would violate the terms of any applicable United Kingdom law or result in adverse tax consequences to the Plan under United Kingdom law.

5.6 Facility of Payment. Whenever, in the Profit Sharing Committee’s opinion, a person entitled to receive any payment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Profit Sharing Committee may pay or cause payment to be made to such person or to his or her legal representative or a relative or friend of such person for his or her benefit, or the Profit Sharing Committee may apply or cause to be applied the payment for the benefit of such person in such manner as the Profit Sharing Committee considers advisable. Any such payment in accordance with this Section 5.6 shall be a complete discharge of any liability for making of such payment under the Plan.

5.7 Notice of Address. Each person entitled to benefits hereunder must file with the Company from time to time in writing his or her post office address and each change of post office address. Any communication, statement or notice addressed to such a person at his or her last post office address as filed with the Company will be binding upon such person for all purposes of the Plan. Neither the Profit Sharing Committee, the Trustee nor the Company shall be required to search for or locate such person.

5.8 Hardship Withdrawals.

(a)	Subject to such rules and regulations as may from time to time be promulgated by the Profit Sharing Committee, a Participant may request a withdrawal from that portion of his or her accounts attributable to Elective Deferrals plus related Income credited as of December 31, 1988, but exclusive of earnings after such date. Provided, however, no such withdrawals shall be permitted from the period commencing on the Effective Date through January 17, 2005. No such withdrawal will be permitted without the consent of the Profit Sharing Committee or its designee and then only to the extent that such withdrawal is necessary due to “financial hardship.” Unless the Profit Sharing Committee determines otherwise by rule or regulation of general application, a Participant may take no more than one hardship withdrawal in any calendar year, and the minimum hardship withdrawal shall be $1,000. “Financial hardship” means a Participant’s immediate and heavy financial need that cannot be satisfied from other reasonably available resources and is caused by one of the following:

(i)	Medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for any of these persons to obtain medical care described in Section 213(d);

(ii)	Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)	Payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Code);

(iv)	Payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(v)	Other unusual expenses creating a financial need.

(b)	The determinations of the existence of an immediate and heavy financial need and of the amount necessary to meet the need will be made in accordance with the following standards:

(i)	A Participant requesting a withdrawal must complete and sign an application which sets forth (A) the facts causing the financial hardship; (B) the amount required to meet (but not exceed) the financial need; (C) a representation which demonstrates that the financial need cannot be relieved from other reasonably available resources, and (D) any other matters required by the Profit Sharing Committee; and

(ii)	The withdrawal will not be granted unless (1) financial hardship is established to the reasonable satisfaction of the Profit Sharing Committee or its designee, (2) the need cannot be satisfied by a loan taken under Section 5.5 hereof, and (3) the need cannot be satisfied from other reasonably available resources.

(c)	If the Participant requests a hardship withdrawal pursuant to this Section 5.8 and is eligible to make an election to receive cash dividends pursuant to Section 6.7, then the Participant must elect to have paid to him or her all cash dividends that are currently available to him or her under the ESOP Fund by reason of the dividend election provisions described in Section 6.7.

5.9 Withdrawal at Age 59 1/2. A Participant who has attained age 59½ and who is an Employee may withdraw all or any portion of his or her accounts attributable to Participant Contributions by submitting a request for such withdrawal in such form and in such manner as the Profit Sharing Committee may determine. Provided, however, no such withdrawals shall be permitted from the period commencing on the Effective Date through January 17, 2005. Unless the Profit Sharing Committee determines otherwise by rule or regulation of general application, a Participant may take no more than one such withdrawal in any six month period, and the minimum withdrawal shall be two hundred dollars ($200). The Profit Sharing Committee may promulgate such additional rules and regulations governing withdrawals at or after age 59 1/2 as it deems appropriate from time to time.

5.10 Withdrawal at Age 70 1/2. A Participant who has attained age 70 1/2 and who is an Employee may withdraw all or any portion of his or her accounts (including amounts attributable to Company Contributions) at any time by submitting a request for such withdrawal in such form and in such manner as the Profit Sharing Committee may determine. Provided, however, no such withdrawals shall be permitted from the period commencing on the Effective Date through January 17, 2005. Unless the Profit Sharing Committee determines otherwise by rule or regulation of general application, a Participant may take no more than one such withdrawal in any six-month period, and the minimum withdrawal shall be two hundred dollars ($200). The Profit Sharing Committee may promulgate such additional rules and regulations concerning withdrawals at or after age 70 1/2 as it deems appropriate from time to time.

5.11 Withdrawal of Rollover Amounts. A Participant who is an Employee and who has made a transfer described in Section 4.6 of the Plan may withdraw all or any portion of his or her accounts attributable to such amounts at any time by submitting a request for such withdrawal in such form and in such manner as the Profit Sharing Committee may determine. Provided, however, no such withdrawals shall be permitted from the period commencing on the Effective Date through January 17, 2005. Unless the Profit Sharing Committee determines otherwise by rule or regulation of general application, a Participant may take no more than one such withdrawal in any six-month period, and the minimum withdrawal shall be two hundred dollars ($200). The Profit Sharing Committee may promulgate such additional rules and regulations concerning withdrawals of rollover amounts as it deems appropriate from time to time.

ARTICLE 6 - THE ESOP

6.1 ESOP Portion of the Plan. The ESOP shall consist of the Freescale Stock Fund and, as provided in the next sentence, the Motorola Stock Fund. The Motorola Stock Fund shall become a part of the ESOP as of the Effective Date upon the issuance to the Corporation of both a favorable ruling by the Internal Revenue Service that shares of Motorola stock in the Motorola Stock Fund are “employer securities” within the meaning of Section 409(l) of the Code and a favorable determination by the Internal Revenue Service that the ESOP, comprising the Freescale Stock Fund and the Motorola Stock Fund, satisfies the requirements of Section 4975(e). The Company intends that the Plan and the ESOP together shall constitute a single plan under ERISA and the Code. Accordingly, the provisions set forth in the other sections of the Plan shall apply to the ESOP in the same manner as those provisions apply to the remaining portions of the Plan, except to the extent that those provisions are by their terms inapplicable to the ESOP, or to the extent that they are inconsistent with the specific provisions set forth below in this Article. Except as provided in this Article, the ESOP shall not affect any beneficiary designations or any other applicable agreements, elections, or consents that Participants, former Participants, spouses, alternate payees or Beneficiaries validly executed under the terms of the Plan without regard to the ESOP; and such designations, agreements, elections, and consents shall apply under the ESOP in the same manner as they apply under the Plan. The ESOP, as set forth in this Article and in Section 10.4 with respect to Motorola stock in the Motorola Stock Fund, is intended to meet the requirements of an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code and the accompanying regulations, and Section 407(d)(6) of ERISA. As provided below, the ESOP is designed to invest primarily in qualifying employer securities of the Company.

6.2 Eligibility and Participation. Each Participant in the Plan is eligible to participate in the ESOP. Each Participant, former Participant, alternate payee and Beneficiary who retains an account balance in the Plan (“Accountholders” as defined in Section 4.5 of the Plan) will be treated as if he or she is a Participant in the ESOP for purposes of this Article and shall be considered to be a “named fiduciary” within the meaning of, and to the extent permitted under, Section 402(a)(2) of ERISA with respect to the treatment of dividends paid on Company Stock and on Motorola stock held in such person’s accounts in accordance with Section 6.7 of the Plan.

6.3 Investments in Company Stock. Pursuant to Section 4.5 of the Plan, Accountholders may elect to have a portion of their accounts invested by the Trustee in the Freescale Stock Fund, which consists primarily of Company Stock. Provided, however, that in accordance with Section 4.5, Accountholders may not direct that more than 25% of their Elective Deferrals be invested in the Freescale Stock Fund. The portion of a Participant’s accounts invested in the Freescale Stock Fund shall be known as the “ESOP Fund.” For this purpose it is intended that the ESOP be considered an “eligible individual account plan” which explicitly provides for the acquisition and holding of “qualifying employer securities” (as those terms are defined in Sections 407(d)(3) and 407(d)(5) of the ERISA), and that the Trustee may invest up to 100% of the Trust fund held by it in Company Stock, to the extent elected by Accountholders. Company Stock may be acquired by the Trustee through purchases on the open market, private purchases, purchases from the Employers (including purchases from the Company of treasury shares or authorized but unissued shares), contributions in kind by the Company, or otherwise. The Trustee in its discretion may hold a portion of the ESOP Fund in cash or cash equivalents to meet liquidity needs for distribution and while pending investment in Company Stock.

6.4 Mandatory Disaggregation. As provided in Section 3.6 of the Plan, to the extent required by law, the portion of this Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(k)-1(b)(3) and 1.401(k)-1(g)(11), shall be tested separately under the provisions of Section 3.4 of the Plan, and the portion of this Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(m)-1(b)(3) and 1.401(m)-1(f)(14), shall be tested separately under the provisions of Section 3.5 of the Plan.

6.5 Additional Accounting Rules for Company Stock. Notwithstanding the provisions of Section 4.2(e) of the Plan, and subject to Section 4.5 of the Plan (including provisions regarding the payment of expenses of Investment Funds), the following additional rules apply with respect to Company Stock in the ESOP Fund:

(a)	As of each Valuation Date, uncredited cash dividends attributable to Company Stock previously allocated to a Participant’s account in the ESOP Fund shall be credited to his or her account in such fund.

(b)	As of each Valuation Date, uncredited whole and fractional shares of Company Stock resulting from stock dividends or splits attributable to Company Stock previously allocated to a Participant’s account in the ESOP Fund shall be credited to his or her account in such Fund.

(c)	If rights or warrants are issued with respect to any Company Stock held by the Trustee in the Company Stock Fund, such rights or warrants shall be appropriately reflected in Participants’ accounts, in accordance with rules established by the Profit Sharing Committee and uniformly applied, until sold or exercised by the Trustee and the proceeds appropriately reflected as directed by the Profit Sharing Committee.

6.6 Voting of Company Stock. The Trustee shall vote the shares of Company Stock held in the ESOP in the manner set forth in Section 4.1 of the Plan.

6.7 Dividends Paid on Company Stock and Motorola Stock. At the election of Participants, any cash dividend paid with respect to Company Stock and Motorola stock credited to Participants’ accounts under the ESOP, as of the record date of such dividend payment, will be paid to the Trustee and reinvested in Company Stock or will be paid in cash either directly to such Participants or to the Trustee and, not later than ninety (90) days following the close of the Plan Year, shall be distributed to such Participants. A Participant shall be deemed to elect to have the cash dividends automatically reinvested in Company Stock, unless the Participant files a timely election with the Profit Sharing Committee to have all or a portion of the cash dividends paid to the Participant.

(a)	The Profit Sharing Committee shall provide notice to each Participant that sets forth the right of each Participant to make an irrevocable election and the procedures for making such election. Such notice shall be provided to new Participants within a reasonable period of time commencing either before or after the person becomes a Participant in the Plan, but in no event later than a dividend payment date with respect to those dividends, and for current Participants within a reasonable period of time after the Effective Date. Once made or deemed to be made, a Participant’s election is irrevocable and will continue from year to year until changed by the Participant in accordance with procedures established by the Profit Sharing Committee, as amended from time to time, except that a Participant must have a reasonable opportunity to change his or her election at least annually. A Participant’s election shall be made in accordance with procedures established by the Profit Sharing Committee and shall become irrevocable at the time specified in such procedures, but in no event later than the close of the Plan Year during which such dividends are paid. If there is a change in the terms of the Plan governing the manner in which dividends are paid or distributed to Participants, then the Profit Sharing Committee shall notify the Participants of the new terms, and Participants must be given a reasonable opportunity to make new elections under the new terms prior to the date on which the first dividend subject to the new terms or conditions is paid or distributed.

(b)	At the direction of the Profit Sharing Committee, the Trustee shall retain an agent to disburse payment of dividends. If directed by the Profit Sharing Committee, the Trustee shall provide that the dividend payments be made by the dividend disbursing agent (a) directly to Participants, (b) to the Company’s payroll department, which shall serve, for this purpose, as agent for the Participants, or (c) to the Trustee who is hereby authorized to pay any dividend directly to Participants or to appoint the Company’s payroll department as disbursing agent for the Trustee.

(c)	A cash dividend paid on Company Stock will not be subject to the election for reinvestment or paid to a Participant pursuant to the provisions of this Section 6.7, if, as of the applicable record date, such Participant’s account in the Company Stock Fund is credited with less than one share of Company Stock. A cash dividend paid on Motorola stock will not be subject to the election for reinvestment or paid to a Participant pursuant to the provisions of this Section 6.7, if, as of the applicable record date, such Participant’s account in the Motorola Stock Fund is credited with less than one share of Motorola Stock.

(d)	A Participant shall be fully vested in and have a non-forfeitable right to any cash dividends that are subject to the provisions of this Section 6.7, without regard to whether the Participant is vested in the stock with respect to which the dividend is paid.

(e)	Section 6.7 is intended to satisfy the requirements of Section 404(k) of the Code and the application of the provisions of this Section 6.7 with respect to any dividends is conditioned upon such dividends constituting “applicable dividends” as that term is used in Section 404(k)(2)(A)(iii) of the Code and qualifying for a deduction for a taxable year of the Company in the amount of the dividends that are subject to the election by Participants pursuant to this Section 6.7.

6.8 Dividends Not Subject to Section 6.7. Any cash dividend paid with respect to Company Stock, or to Motorola stock held in the Motorola Stock Fund, that is not credited to Participants’ accounts under the ESOP as of the record date of such dividend payment, or is otherwise not subject to Section 6.7, shall be invested in Company Stock, or otherwise held, applied or invested, in the manner provided elsewhere in the Plan.

6.9 Distribution of Company Stock.

(a)	General Rule. Upon a distribution of a Participant’s account, the Participant (or, if applicable, the Participant’s Beneficiary) shall be entitled to receive a distribution of the Company Stock then credited to his or her account under the ESOP Fund at the same time and in the same manner as he or she receives a distribution of the other portions of his or her account balances in accordance with the terms of the Plan. A Participant shall not be entitled to elect a time or method of distribution, or to designate a Beneficiary, with respect to such Company Stock that is different from the time and method of distribution and Beneficiary that are applicable to the other portions of the Participant’s accounts.

(b)	Cash-Outs. For purposes of determining, pursuant to Section 6.8, whether a Participant’s account balances exceed $1,000 (or such other maximum amount as may be permitted by the Code for involuntary payments) for purposes of Section 5.3 or Article 13 of the Plan, the Participant’s ESOP Fund shall not be considered separately, but shall be included with the other portions of his or her Participant accounts.

(c)	Distributions in Company Stock. All Company Stock held in a Participant’s Accounts shall be distributed in accordance with the provisions of Article 5, except that the Participant may elect to demand a distribution of his or her accounts under the ESOP Fund in the form of Company Stock, with any fractional shares paid in cash.

(d)	Put Option. In accordance with Sections 409(h)(4), (5) and (6) of the Code, if Company Stock ceases to be readily tradable on an established market, then any Participant who otherwise is entitled to a total distribution from the Plan shall have the right (hereinafter referred to as the “Put Option”) to require that the Company Stock credited to his or her accounts shall be repurchased by the Corporation under a fair valuation formula. The Put Option shall only be exercisable during the 60-day period immediately following the date of distribution, and if the Put Option is not exercised within such 60-day period, it can be exercised for an additional 60 days in the following plan year.

(i)	The amount paid for the Company Stock pursuant to the exercise of a Put Option as part of a total distribution shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the request for total distribution is made and not exceeding 5 years. There shall be adequate security provided and reasonable interest paid on an unpaid balance due under this paragraph.

(ii)	If the Corporation is required to repurchase Company Stock as part of an installment distribution, the amount to be paid for the stock will be paid not later than 30 days after the exercise of the Put Option.

6.10 Withdrawal and Diversification Rights.

(a)	Withdrawals and Loans. A Participant may withdraw or obtain loan amounts from his or her account in the ESOP Fund subject to the same rules as apply to withdrawals and loans from the Participant’s accounts generally under the Plan. A Participant may elect to receive any withdrawal from his or her account in the ESOP Fund in the form of Company Stock rather than in cash.

(b)	Diversification. It is the intent of the Company that the fact that the Participant has the right, in accordance with Sections 4.5 and 10.1 of the Plan, to direct how his or her account balances shall be invested, shall satisfy the diversification requirements of Section 401(a)(28) of the Code. Accordingly, a Participant who has attained age 55 and has completed ten years of participation in the ESOP portion of the Plan shall be entitled to have all or any portion of his or her account in the ESOP Fund and any earnings attributable thereto, invested in any Investment Fund other than the ESOP Fund, as provided in Section 4.5 and Article 10 of the Plan.

6.11 Nonterminable Rights. Except as otherwise provided in subsection 6.9(d), no shares of Company Stock in the ESOP Fund held or distributed by the Trustee may be subject to a put, call, or other option or to a buy sell or similar arrangement. The provisions of this Section 6.11 shall continue to be applicable to Company Stock even if the ESOP Fund ceases to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

ARTICLE 7 - QUALIFIED MILITARY SERVICE

7.1 Special Definitions for Article 7. The following definitions shall apply to this Article 7:

(a)	“Qualified Military Service” means any Service in the Uniformed Services by any Participant or employee of an Affiliated Employer if such Employee or employee of an Affiliated Employer is entitled to reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), 38 United States Code Section 4301, et seq.

(b)	“Service in the Uniformed Services” means the performance of duty on a voluntary or involuntary basis in a Uniformed Service under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, and a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform any such duty.

(c)	“Uniformed Services” means the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health Service, and any other category of persons designated by the President in time of war or emergency.

7.2 Military Leave of Absence. Any employee of the Company or of an Affiliated Employer who enters into Service in the Uniformed Services shall, solely for purposes of the Plan, be on a Military Leave of Absence during his or her term of Service in the Uniformed Services. Such Military Leave of Absence shall continue from the employee’s date of entry into the Service in the Uniformed Services to the earliest of the following:

(a)	The expiration of the period following the date of his or her discharge from the Service in the Uniformed Services during which he or she is required to apply for reemployment as prescribed by USERRA;

(b)	The date of his or her return to employment by the Company or an Affiliated Employer;

(c)	The date of his or her employment by another company; or

(d)	The date of his or her death.

7.3 Distribution of Benefits During Military Leave of Absence. A Participant on Military Leave of Absence, at any time following his or her induction into the Uniformed Services, may request a distribution of the amount which would be distributed under Section 5.4(a) if he or she had resigned or was discharged from the employment of the Company upon the date of his or her request. If the request is approved by the Profit Sharing Committee, in its sole discretion, such amount shall be paid over to the Participant within thirty (30) days from the date of such request. The remaining amount, if any, credited to the Participant’s Company Contribution Account shall not be a forfeiture, but shall remain in each of the funds in which such Participant has an interest as provided for hereafter in Sections 7.4 and 7.5. The Profit Sharing Committee shall cause to be credited to the Company Contribution Account of such Participant his or her proportionate share of the Company Contribution contributed for the Plan Year during which such Participant begins his or her Military Leave of Absence, if and when such contribution is made.

7.4 Continuance of Participant’s Interest in Fund During Military Leave of Absence. A Participant on Military Leave of Absence shall continue to participate in the Plan as though he or she had remained in the active employment of the Company, except that he or she shall participate in the Company Contribution only to the extent provided for in Sections 7.3 and 7.6. The full amounts credited to the accounts of a Participant on Military Leave of Absence who does not receive a distribution of his or her interest in the Trust Fund and the remaining amount, if any, credited to the account of Participant on Military Leave of Absence who has received a distribution of the amounts credited to his or her accounts under the provisions of Section 7.3, shall constitute such Participant’s interest in the Fund.

7.5 Effect of Termination of Military Leave of Absence. A Participant on Military Leave of Absence who is reemployed shall be credited with his or her share of the Company Contribution for the Plan Year during which he or she returns to the active employment of the Company based on his or her Participant Contributions for said Plan Year. A Participant who does not return to active employment with the Company on or before the date of the expiration of his or her Military Leave of Absence shall cease to be a Participant upon the expiration of his or her Military Leave of Absence and there shall be paid over to him or her the amount (determined without giving effect to any distribution previously made to said Participant under the provisions of Section 7.3) which would be paid over to him or her under the provisions of Section 5.4 of the Plan if he or she had resigned from employment of the Company upon the date of the expiration of his or her Military Leave of Absence, reduced by the amount of any distribution previously made to said Participant under the provisions of Section 7.3. The remaining amounts credited to the accounts of such Participant shall constitute a Forfeiture. Any amount credited to a Participant under the provisions of this Article 7 to which the Participant is not entitled because of the expiration of his or her Military Leave of Absence which is unknown to the Profit Sharing Committee shall, upon discovery thereof, be treated as a forfeiture.

7.6 Employees Entitled to the Benefits of USERRA. Notwithstanding anything to the contrary which may be contained elsewhere in the Plan, the following provisions shall apply to each employee of the Company or of an Affiliated Employer who is entitled to the benefits of USERRA and who is reemployed (the conditions of USERRA for reemployment having been complied with) by the Company or an Affiliated Employer, as applicable, after a period of Qualified Military Service, subject to the conditions and restrictions of USERRA and Section 414(u) of the Code:

(a)	Each such employee reemployed under the provisions of USERRA shall be treated as not having incurred a break in service by reason of the employee’s period of Qualified Military Service.

(b)	Each period of Qualified Military Service served by an employee shall be, upon reemployment under the provisions of USERRA, deemed to constitute service with the Company or the Affiliated Employer and shall be counted in determining Years of Service for all purposes of the Plan.

(c)	A Participant reemployed under the provisions of USERRA shall have the right, during the period which begins on the date of reemployment and the duration of which is three (3) times the period of Qualified Military Service of such Participant or five (5) years, whichever is less, to make Participant Contributions in an amount elected by such Participant, but not exceeding the maximum amount of Participant Contributions which such Participant would have been permitted to make under the Plan during the period of Qualified Military Service if he or she had remained continuously employed by the Company throughout such period, based on the Compensation he or she would have received if he or she were not in Qualified Military Service. Such deemed Compensation shall be determined based on the rate of Compensation the Participant would have received from the Company but for his or her Qualified Military Service, or if such Compensation that is not reasonably certain, based on such Participant’s average Compensation from the Company during the twelve (12) month period immediately preceding the Qualified Military Service, or, if shorter, the period of employment immediately preceding the Qualified Military Service. With respect to such Participant Contributions made by a reemployed Participant as aforesaid, the Company shall make Company Contributions to such Participant’s Company Contribution Accounts in such amounts as would have been required had such Participant Contributions been made during the period of the Participant’s Qualified Military Service; provided, however, that no Income earned during such Participant’s Qualified Military Service shall be allocated to such Participant’s accounts based on Participant Contributions or Company Contributions made pursuant to this Section 7.6(c).

7.7 Applicable Laws. The provisions of this Article 7 shall be subject to all applicable statutes and laws of the United States, including, but not limited to, USERRA and Section 414(u) of the Code, and the rules and regulations thereunder, and in case of any inconsistency, said statutes, laws, rules and regulations shall control. The provisions of this Article 7 shall take precedence over any other inconsistent Plan provisions.

ARTICLE 8 - PLAN ADMINISTRATION

8.1 Membership of the Profit Sharing Committee. The Plan shall be administered by a committee to be known as the “Profit Sharing Committee” comprised of one or more individuals appointed by the Board of Directors, or by a delegate appointed by the Board of Directors, to serve at its pleasure and without compensation from the Trust Fund. Members of the Profit Sharing Committee may, but need not, be directors, officers or employees of the Corporation. Any such member of the Profit Sharing Committee appointed by the Board of Directors or its delegate may resign by delivering his or her written resignation to the Board of Directors or its delegate. Any member of the Profit Sharing Committee may be removed, without cause, by the Board of Directors or its delegate. In the event of the resignation, removal or death of a member of the Profit Sharing Committee, the Board of Directors or its delegate may appoint a replacement. The Company may, in its sole and absolute discretion, pay expenses authorized and incurred by the Profit Sharing Committee in the administration of the Plan, but is not required to do so. Any such expenses not paid by the Company shall be paid from the Trust Fund.

8.2 Powers of the Profit Sharing Committee. The Profit Sharing Committee shall have authority and discretion to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. The Profit Sharing Committee may, in its discretion, delegate authority with regard to the administration of the Plan to any individual, officer or committee in accordance with paragraph (i) below. Notwithstanding any other provision of the Plan, if an action or direction of any person to whom authority hereunder has been delegated conflicts with an action or direction of the Profit Sharing Committee, then the authority of the Profit Sharing Committee shall supersede that of the delegate with respect to such action or direction.

Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article 8, the Profit Sharing Committee shall have the following express authorities:

(a)	To construe and interpret the provisions of the Plan; to decide all questions arising thereunder, including, without limitation, questions of eligibility for participation,

eligibility for benefits, the validity of any election or designation made under the Plan, and the amount, manner and time of any allocation to accounts or payment of any benefits hereunder; and to make factual determinations necessary or appropriate for such decisions or determination;

(b)	To prescribe procedures to be followed by Participants, former Participants, Beneficiaries or alternate payees in filing applications for benefits and any other elections, designations and forms required or permitted under the Plan;

(c)	To prepare and distribute information explaining the Plan;

(d)	To receive from the Company and from Participants, former Participants, Beneficiaries and alternate payees such information as shall be necessary for the proper administration of the Plan;

(e)	To furnish the Corporation, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

(f)	To receive, review and keep on file, as it deems convenient or proper, reports of the financial condition, and of the receipts and disbursements, of the Trust from the Trustee;

(g)	To appoint or employ advisors, including legal and actuarial counsel (who may also be counsel to the Company) to render advice with regard to any responsibility of the Profit Sharing Committee under the Plan or to assist in the administration of the Plan; and

(h)	To select annuity providers to provide benefits from the Plan and to select investment managers for purposes of the Plan;

(i)	To designate in writing other persons to carry out a specified part or parts of its responsibilities hereunder (including this power to designate other persons to carry out a part of such designated responsibility). Any such designation must be accepted by the designated person who shall acknowledge in writing that he, she or it is a fiduciary with respect to the Plan. Any such person may be removed by the Committee at any time with or without cause; and

(j)	To rule on claims, and to determine the validity of qualified domestic relations orders described in Section 414(p) of the Code and to comply with such orders.

The Profit Sharing Committee shall perform its duties under the Plan and the Trust Agreement solely in the interests of the Participants (and their Beneficiaries). All rules, actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

8.3 Procedures of the Profit Sharing Committee. The Profit Sharing Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Profit Sharing Committee may authorize any person or persons, who may but need not be a member or members of the Profit Sharing Committee, to execute any document or documents on behalf of the Profit Sharing Committee, in which event the Profit Sharing Committee shall notify the Trustee in writing of such action and the name or names of such person or persons so designated. The Trustee thereafter may accept and rely upon any document executed by such person or persons as representing such action by the Profit Sharing Committee until the Profit Sharing Committee shall file with the Trustee a written revocation of such designation.

8.4 Adoption of Rules by Profit Sharing Committee. The Profit Sharing Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Profit Sharing Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Profit Sharing Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, the legal counsel of the Company, the Trustee, or such other person as it deems appropriate.

8.5 Directions to Trustee. The Profit Sharing Committee shall advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustee to pay such benefits from the Trust Fund.

8.6 Records to be Kept by the Profit Sharing Committee. The Profit Sharing Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records and other data as may be necessary for the proper administration of the Plan. The Profit Sharing Committee shall file or cause to be filed all such annual reports, financial and other statements as may be required by any Federal or State statute, agency or authority within the time prescribed by the law or regulations for filing said documents. The Profit Sharing Committee shall furnish such reports, statements, and other documents to Participants and Beneficiaries of the Plan as may be required by any Federal or State statute or regulation within the time prescribed for furnishing such documents.

8.7 Inspection of Records of the Profit Sharing Committee. The Profit Sharing Committee’s records and books of account shall be open to inspection at all reasonable times by the Board of Directors or any person designated from time to time by the Board of Directors.

8.8 Indemnification. The Company shall indemnify each member of the Profit Sharing Committee, and the directors, officers and employees of the Company involved in the operation and administration of the Plan against any and all claims, loss, damages, expenses and liabilities arising from any action or failure to act, except when the same is determined by the Board of Directors to be due to gross negligence or willful misconduct of such member.

8.9 Claims Procedure. The Profit Sharing Committee shall make all determinations as to the right of any person to a benefit. The Profit Sharing Committee shall establish a claims procedure which complies with Section 503 of ERISA and the regulations thereunder.

8.10 Participants Subject to Section 16(b) of Securities Exchange Act. Notwithstanding anything to the contrary in this Plan, to prevent violations of the Securities Exchange Act of 1934, as amended, (the “1934 Act”), the Profit Sharing Committee or its delegate shall have the right to impose restrictions and limitations which are additional to and different from those contained in this Plan which will apply to Participants who are subject to Section 16(b) of the 1934 Act, with respect to transactions relating to the Freescale Stock Fund, including, but not limited to (a) transfers into and out of the Freescale Stock Fund, and (b) loans and withdrawals from the Freescale Stock Fund.

8.11 Assignment of Duties under ERISA Section 404(c). The Director of Benefits of the Corporation, as from time to the designated, shall be the fiduciary (the “404(c) Fiduciary”) responsible for the following matters pertaining to compliance with Section 404(c) of ERISA and the regulations thereunder, and shall have all of the rights, powers and authority of the Profit Sharing Committee under Section 8.2 in the performance of his or her duties hereunder:

(a)	receiving investment instructions from Participants, Beneficiaries and alternate payees, and he or she shall be obligated to comply therewith except that investment instructions need not be complied with if they would result in a prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, would generate income that would be taxable to the Plan or instructions described in Department of Labor Regulation Section 2550.404(c)-1(d)(2)(ii);

(b)	providing to Participants, Beneficiaries and alternate payees written confirmations of investment instructions; and

(c)	providing to Participants, Beneficiaries and alternate payees the information required by Department of Labor Regulation Section 2550.404(c)-1(b)(2)(B)(1) and (2). The 404(c) Fiduciary may designate one or more persons to act on his or her behalf in fulfilling this responsibility.

ARTICLE 9 - TRUSTEE

9.1 Trust Agreement. The Corporation, on behalf of itself and other corporations that may be participating in the Plan, has entered into a trust agreement creating a Trust, under which the Trustee shall hold the assets of the Trust Fund. Such trust agreement shall be a part of the Plan. The Trust shall be administered by the Trustee in accordance with the terms of the trust agreement and the Plan. If any provisions of the Plan and the trust agreement shall be inconsistent or otherwise in conflict regarding the rights, duties or obligations of the Trustee, the provisions of the trust agreement shall control.

9.2 Appointment of Successor Trustee. In the event of the resignation or removal of the Trustee, or the inability or refusal of the Trustee to act under the Trust, or in the event of the death of an individual Trustee, the Board of Directors shall appoint a successor Trustee who may be either an individual or a corporation empowered to act as a trustee under the Trust.

ARTICLE 10 - INVESTMENT OF TRUST FUND ASSETS

10.1 Direction of Investments. Subject to Sections 4.5 and 8.11, the Profit Sharing Committee shall have the power to direct the investment and reinvestment of the Trust Fund. In connection with such power, the Profit Sharing Committee may delegate in writing its authority to an investment manager or investment managers. In the event the authority to manage the assets of the Plan is delegated to an investment manager or investment managers, the Trustee, upon receiving written instructions from the investment manager or investment managers, shall receive or deliver the assets purchased or sold for the Trust Fund and make or receive payment for such assets purchased or sold for the Trust Fund in accordance with such instructions.

10.2 Investment Guidelines. The Profit Sharing Committee may from time to time adopt a written investment policy and written investment guidelines which shall govern the manner in which the assets of the Trust Fund are to be invested. The investment manager or investment managers shall follow the investment guidelines in managing the assets of the Trust Fund. The investment policy and investment guidelines may contain, among other things, requirements for diversification and standards for the quality of securities to be held in the Trust Fund. Before the investment policy and the investment guidelines become effective, such investment policy and investment guidelines must be approved in writing by the Trustee and such written approval must be delivered to the Profit Sharing Committee. The ESOP portion of the Plan is intended to be invested primarily in employer securities as that term is defined in Section 409(l) of the Code.

10.3 Investment in Company Stock. The Trust Fund may be invested in the common or preferred stock, bonds, notes, debentures, or other obligations or indebtedness issued by the Corporation or any of its Subsidiaries, or warrants or rights to subscribe to or purchase any of the foregoing.

10.4 Additional Rules Regarding Motorola Stock Fund. Any cash dividend paid with respect to a Participant’s interest in the Motorola Stock Fund shall be transferred promptly to the Freescale Stock Fund on the Participant’s behalf and held or distributed in accordance with the provisions of Section 6.7 or 6.8, as applicable. Except as otherwise provided in subsection 10.4(d) below, no shares of Motorola stock in the Motorola Stock Fund held or distributed by the

Trustee may be subject to a put, call, or other option or to a buy sell or similar arrangement. In addition, the following rules shall apply to the Motorola Stock Fund:

(a)	General Rule. Upon a distribution of a Participant’s account, the Participant (or, if applicable, the Participant’s Beneficiary) shall be entitled to receive a distribution of the Motorola stock then credited to his or her account under the Motorola Stock Fund at the same time and in the same manner as he or she receives a distribution of the other portions of his or her account balances in accordance with the terms of the Plan. A Participant shall not be entitled to elect a time or method of distribution, or to designate a Beneficiary, with respect to such stock that is different from the time and method of distribution and Beneficiary that are applicable to the other portions of the Participant’s accounts.

(b)	Distributions in Motorola Stock. All Motorola stock held in a Participant’s Accounts invested in the Motorola Stock Fund shall be distributed in accordance with the provisions of Article 5, except that the Participant may elect to demand a distribution of his or her accounts under the Motorola Stock Fund in the form of Motorola stock, with any fractional shares paid in cash.

(c)	Put Option. In accordance with Sections 409(h)(4), (5) and (6) of the Code, if Motorola stock in the Motorola Stock Fund is determined by the Internal Revenue Service to be employer securities, within the meaning of Section 409(l) of the Code, and if Motorola stock ceases to be readily tradable on an established market, then any Participant who otherwise is entitled to a total distribution from the Plan shall have the right (hereinafter referred to as the “Put Option”) to require that the Motorola stock credited to his or her account in the Motorola Stock Fund shall be repurchased by the Corporation under a fair valuation formula, except that the Corporation may allow Motorola, Inc. to purchase shares of Motorola stock tendered to the Corporation under the Put Option. The Put Option shall only be exercisable during the 60-day period immediately following the date of distribution, and if the Put Option is not exercised within such 60-day period, it can be exercised for an additional 60 days in the following plan year.

(i)	The amount paid for Motorola stock pursuant to the exercise of a Put Option as part of a total distribution shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the request for total distribution is made and not exceeding 5 years. There shall be adequate security provided and reasonable interest paid on an unpaid balance due under this paragraph.

(ii)	If the Corporation is required to repurchase Motorola stock as part of an installment distribution, the amount to be paid for the Motorola stock will be paid not later than 30 days after the exercise of the Put Option.

(d)	Diversification. It is the intent of the Company that the fact that the Participant has the right, in accordance with Sections 4.5 and 10.1 of the Plan, to direct how his or her account balances shall be invested, shall satisfy the diversification requirements of Section 401(a)(28) of the Code. Accordingly, if shares of Motorola stock in the Motorola Stock Fund are determined by the Internal Revenue Service to be “employer securities” within the meaning of Section 409(l) of the Code, then a Participant with an account in the Motorola Stock Fund who has attained age 55 and has completed ten years of participation in the ESOP portion of the Plan, including service credited to such Participant under the terms of the Motorola Plan, shall be entitled to have all or any portion of his or her account in the ESOP and any earnings attributable thereto, invested in any Investment Fund other than the Motorola Stock Fund, as provided in Section 4.5 and Article 10 of the Plan.

(e)	Withdrawals and Loans. A Participant may withdraw or obtain loan amounts from his or her account in the Motorola Stock Fund subject to the same rules as apply to withdrawals and loans from the Participant’s accounts generally under the Plan. A Participant may elect to receive any withdrawal from his or her account in the Motorola Stock Fund in the form of Motorola stock rather than in cash.

(f)	Nonterminable Rights. Except as otherwise provided in subsection 10.4(c), no shares of Motorola stock in the Motorola Stock Fund held or distributed by the Trustee may be subject to a put, call, or other option or to a buy sell or similar arrangement. The provisions of this Section 10.4(f) shall continue to be applicable to Motorola stock even if the Motorola Stock Fund ceases to be part of the ESOP portion of the Plan or the ESOP ceases to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

ARTICLE 11 - CHANGES IN THE ORGANIZATION OF THE COMPANY

11.1 Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provision shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

11.2 Transfer of a Participant to a Subsidiary. If a Participant is transferred to and becomes an employee of a Subsidiary that is not participating in the Plan, but maintains a retirement plan qualified under Sections 401(a) and 401(k) of the Code containing substantially the same provisions as the provisions of the Plan, the Profit Sharing Committee may, at the request of the Participant and with the consent of the plan administrator of the transferee plan, transfer to the trustee under the plan of such Subsidiary the full amounts credited to the accounts of the Participant in the Trust Fund (without regard to any provisions respecting Forfeitures), plus such Participant’s share of the Company Contribution for such Plan Year and any other credits allocable as of the date of such transfer. Upon such transfer the Participant shall have no further right or interest under the Plan or in and to the Trust Fund hereby created.

11.3 Transfer of a Participant from a Subsidiary to the Company. If a participant in a retirement plan qualified under Sections 401(a) and 401(k) of the Code maintained by any Subsidiary that is not participating in the Plan is transferred to and becomes an Employee of the Company, the Profit Sharing Committee is authorized to accept the transfer to it by the trustee under such tax-qualified 401(k) plan of the share of such Participant thereunder and to hold the same under the terms of the Plan with the same force and effect as though the participant had been a Participant hereunder during the period of time he or she was a participant under the plan of the Subsidiary, in which event such participant shall forthwith become a Participant in the Plan, and the period of his or her employment with such Subsidiary shall be included in determining Years of Service under the Plan.

ARTICLE 12 - AMENDMENT AND TERMINATION OF THE PLAN

12.1 Amendment of the Plan. The Plan may be amended at any time and from time to time and for any reason by resolution of the Board of Directors or its delegate; provided, however, that no amendment shall be adopted the effect of which would be (a) to revest in the Company any interest in the assets of the Fund, or any part thereof, (b) to authorize or permit any part of the Fund (other than such part as is required to pay taxes and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants, their Beneficiaries or estates, or (c) to decrease a Participant’s account balance or reduce or eliminate a Code Section 411(d)(6) protected benefit, except as permitted by law.

12.2 Termination by Corporation. The Corporation hopes and expects to continue the Plan and the Trust indefinitely. However, the Corporation may terminate the Plan and the Trust at any time, and such action may be effected by a resolution adopted by the Board of Directors.

12.3 Effect of Termination. Upon complete discontinuance of the Company Contribution or the full or partial termination of the Plan, the accounts of the Participants affected by such full or partial termination shall be one hundred percent (100%) vested, except to the extent that law or regulations may require a forfeiture in order to prevent discrimination in favor of officers, shareholders or highly compensated employees. Upon termination of the Plan, the Board of Directors shall direct that the amounts in the Trust Fund, after the payment of expenses properly chargeable against the Trust Fund, shall be distributed by one or more of the following methods:

(a)	In cash or in kind and in such manner as the Profit Sharing Committee shall determine;

(b)	in such manner and at such times as provided in Article 5 of the Plan; or

(c)	if the Corporation or the Company has any other plan qualified under Section 401(a) of the Code with provisions for accepting the Trust Fund, by transfer to the Trustee of such other plan (or to the funding agent, if such plan is not implemented by a trust) all of the amounts credited to the accounts of the Participants, and upon such transfer, the Participants shall have no further interest in the Trust Fund.

ARTICLE 13 - RESTRICTION ON ALIENATION OF BENEFITS

Except as provided in Sections 5.5 and 5.8 benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The preceding sentence shall not apply to (a) an order or requirement to pay funds to the Plan arising under a judgment or conviction for a crime involving the Plan or under a civil judgment entered by a court in an action alleging a violation of Part 4 of ERISA to the extent permitted under Section 401(a)(13)(C) of the Code and Section 206(d)(4) of ERISA, or (b) the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order which is determined by the Profit Sharing Committee to be a qualified domestic relations order (“QDRO”) as defined in Section 414(p) of the Code and Section 206(d) of ERISA; provided however, a domestic relations order entered prior to January 1, 1985 may, in the discretion of the Profit Sharing Committee or its delegate, be treated as a QDRO, even though the order does not satisfy the requirements of Sections 414(p) of the Code and 206(d) of ERISA. The amount assigned or awarded to an alternate payee by a QDRO shall be paid to such alternate payee as soon as administratively feasible after acceptance of the QDRO, even though the Participant to whom the QDRO relates is not entitled to receive a distribution from the Plan at that time, and payment will be made in a lump sum unless the alternate payee elects a different form of payment. If the amount assigned or awarded to the alternate payee by a QDRO is not to be paid out immediately, a separate account in the name of the alternate payee shall be established in the Investment Fund(s), specified in the QDRO or elected by the alternate payee, and in the absence of such specification or election, in the same proportion in Investment Funds as the Participant’s account is invested at the time the separate account is established, and the amount awarded to the alternate payee shall be deposited in such account. An alternate payee shall not have the status of a Participant and shall not have any of the rights or options of a Participant, other than the rights to direct the investment of the amount in his or her account as provided in Section 4.5 hereof and to designate a Beneficiary or Beneficiaries with respect to his or her account in the Plan. An alternate payee’s account shall share in the Income of the Investment Fund(s) in which invested from the time of deposit until the time of distribution. The Trust Fund shall neither be liable for nor subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

All reasonable expenses incurred in determining whether a domestic relations order or proposed order is a QDRO (or would be a QDRO if adopted by the court) shall be charged against the account of the Participant or alternate payee seeking such determination, except to the extent paid by the Company in its sole discretion.

ARTICLE 14 - MISCELLANEOUS

14.1 Participation of Subsidiaries. Any Subsidiary may at any time participate in the Plan by filing with the Board of Directors a certified copy of the resolution of its board of directors authorizing such action and stating therein the date such Subsidiary is to be included hereunder; provided, however, that the Board of Directors must also approve such Subsidiary’s participating in the Plan. Any participating Subsidiary may at any time terminate its participation in the Plan by filing with the Board of Directors a certified copy of the resolution of its board of directors authorizing such action and stating therein the effective date of such termination. Upon such termination, the Profit Sharing Committee shall determine the proportionate share of such valuation attributable to such Subsidiary having participated in the Plan. Such proportionate share shall be and become fully vested in the Participants in the employ of such Subsidiary to the extent provided in Section 12.3 and shall be distributed, held or transferred, as the Profit Sharing Committee shall determine, in accordance with the last sentence of Section 12.3.

14.2 Sole Benefit of Participants. The Trust Fund shall be administered for the sole and exclusive benefit of the Participants in the Plan and, to the extent applicable, their Beneficiaries.

14.3 Nonguarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Employee or Participant, or as a right to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees, with or without cause.

14.4 Resolutions of the Board of Directors. Any action required to be taken by the Board of Directors under the provisions of the Plan shall be evidenced by a resolution of the Board of Directors.

14.5 Written Notice by Trustee. Any notice, direction, request or recommendation required under the Plan to be given or delivered by the Trustee to the Company, the Board of Directors (or its delegate) or the Profit Sharing Committee shall be in writing, signed by an officer of the Trustee or such other person authorized by the Trustee to sign for the Trustee.

14.6 Gender and Numbers. Whenever in the Plan the masculine gender is used, it shall be deemed to mean the feminine gender also, unless the context clearly indicates to the contrary.

14.7 Headings. The titles or headings of the respective Articles and Sections in the Plan are inserted merely for convenience, and shall be given no legal effect.

14.8 Litigation. In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, any final judgment which is not appealed or appealable and which may be entered in such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. Notwithstanding any other provision of the Plan, if the Profit Sharing Committee, the Trustee, the Plan or the Trust is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Profit Sharing Committee shall cause the Participant’s benefits to be distributed in a manner consistent with such final court order. However, the Profit Sharing Committee shall not be required to comply with the requirements of a final court order in an action in which the Profit Sharing Committee, the Trustee, the Plan or the Trust was not a party, except to the extent such a final court order is a qualified domestic relations order.

14.9 Governing Law. The Plan shall be construed and administered according to the laws of the State of Texas to the extent that such laws are not preempted by the laws of the United States of America.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and effective as of the 2nd day of December, 2004.

FREESCALE SEMICONDUCTOR, INC.

By:
Title:

EXHIBIT A

Supplement to the

Freescale Semiconductor, Inc. 401(k) Profit Sharing Plan

for the

Philips Consumer Communications L.P. 401(k) Retirement Savings Plan

The following provisions shall apply to former participants in the Philips Consumer Communications L.P. 401(k) Retirement Savings Plan (the “PCC Plan”) with respect to whom a transfer of assets and liabilities was made from the PCC Plan to the Motorola Plan (a “PCC Participant”), and who are now participants in the Freescale Plan.

1.	Withdrawal of After-Tax Contributions. A PCC Participant who is an Employee may withdraw all or any portion of his or her account attributable to participant voluntary after-tax contributions (as adjusted for earnings and/or losses attributable thereto) in the PCC Plan transferred to the Freescale Plan.

2.	Withdrawal of Matching Contributions. Notwithstanding Section 5.9 of the Freescale Plan, a PCC Participant who is an Employee, and who has attained age 59 1/2, may withdraw all or any portion of his or her account attributable to matching contributions (as adjusted for earnings and/or losses attributable thereto) transferred from the PCC Plan.

3.	Withdrawal of Philips Electronics Matching Contributions. This paragraph applies to a PCC Participant who previously participated in the Philips Electronics North America Corporation Employee Savings Plan (a “Philips Electronics Plan”) and for whom a “Transferor Plan Matching Account” was maintained in the PCC Plan as a result of such participation. A PCC Participant who is an Employee, and who has sixty or more months of participation in the Plan, the Motorola Plan, the PCC Plan and/or the Philips Electronics Plan, may withdraw all or any portion of his or her account attributable to matching contributions to the Philips Electronics Plan (as adjusted for earnings and/or losses attributable thereto) transferred to the Plan as the Transferor Plan Matching Account. A PCC Participant who is an Employee, and who has less than sixty months of participation in the Plan, the Motorola Plan, the PCC Plan and/or the Philips Electronics Plan, may withdraw all or any portion of his or her account attributable to matching contributions to the Philips Electronics Plan (as adjusted for earnings and/or losses attributable thereto) transferred to the Plan as the Transferor Plan Matching Account, excluding the actual aggregate dollar amount of employer contributions to such

Transferor Plan Matching Account made during the twenty-four months immediately preceding the first day of the month following the Valuation Date of the withdrawal.

4.	Rules Applicable to Withdrawals. A PCC Participant may initiate withdrawals under this Supplement by submitting a request in such form and in such manner as the Profit Sharing Committee may determine. Unless the Profit Sharing Committee determines otherwise by rule or regulation of general application, a Participant may take no more than one withdrawal under a specific paragraph above in any six-month period, and the minimum withdrawal under any paragraph above shall be two hundred dollars ($200).

The above provisions shall not affect the rights of PCC Participants to take such other withdrawals and distributions as may be available to them under the terms of the Plan.

EXHIBIT B

Supplement to the

Freescale Semiconductor, Inc. 401(k) Profit Sharing Plan

for the

Software Corporation of America Thrift Incentive

& Profit Sharing Plan

The following provision shall apply to former participants in the Software Corporation of America Thrift Incentive & Profit Sharing Plan (the “SCA Plan”) with respect to whom a transfer of assets and liabilities was made from the SCA Plan to the Motorola Plan (an “SCA Participant”), and who are now participants in the Freescale Plan.

1.	In-Service Withdrawal upon Attaining Age 59 1/2. An SCA Participant who is an Employee, and who has attained age 59 1/2, may withdraw all or any portion of his or her account attributable to the SCA Plan transferred to the Plan.

2.	Rules Applicable to In-Service Withdrawals. An SCA Participant may initiate withdrawals under this Supplement by submitting a request in such form and in such manner as the Profit Sharing Committee may determine. Unless the Profit Sharing Committee determines otherwise by rule or regulation of general application, a Participant may take no more than one in-service withdrawal hereunder in any six-month period, and the minimum in-service withdrawal under any paragraph above shall be two hundred dollars ($200).

The above provisions shall not affect the rights of SCA Participants to take such other withdrawals and distributions as may be available to them under the terms of the Plan.

EXHIBIT C

Supplement to the

Freescale Semiconductor, Inc. 401(k) Profit Sharing Plan

for the

General Instrument Corporation Savings Plan

The following provisions shall apply to former participants in the General Instrument Corporation Savings Plan (the “GI Savings Plan”) with respect to whom a transfer of assets liabilities was made from the GI Savings Plan to the Motorola Plan (a “GI Participant”), and who are now participants in the Freescale Plan.

1.	Withdrawal of Matching Contributions. A GI Participant who is an Employee may withdraw all or any portion of his or her Company Contributions Account attributable to matching employer contributions made under the GI Savings Plan prior to December 31, 1998 (as adjusted for earnings and/or losses attributable thereto) transferred to the Freescale Plan.

2.	In-Service Withdrawal upon Attaining Age 59 1/2. A GI Participant who is an Employee who has attained age 59 1/2 may withdraw all or any portion of his or her Company Contribution Account attributable to matching employer contributions made under the GI Savings Plan (as adjusted for earnings and/or losses attributable thereto) transferred to the Freescale Plan.

3.	Rules Applicable to In-Service Withdrawals. A GI Participant may initiate withdrawals under this Supplement by submitting a request in such form and in such manner as the Profit Sharing Committee may determine. Unless the Profit Sharing Committee determines otherwise by rule or regulation of general application, a Participant may take no more than one in-service withdrawal under any paragraph above in any six-month period, and the minimum in-service withdrawal under any paragraph above shall be two hundred dollars ($200).

EXHIBIT D

Supplement to the

Freescale Semiconductor, Inc. 401(k) Profit Sharing Plan

for the

Next Level Communications, Inc. Savings Plan

The following provisions shall apply to former participants in the Next Level Communications, Inc. Savings Plan (the “Next Level Plan”) with respect to whom a transfer of assets and liabilities was made from the Next Level Plan to the Motorola 401(k) Plan (a “Next Level Participant”), and who are now participants in the Freescale Plan:

1.	Maintenance of Trust to Trust Accounts. The portion of a Next Level Participant’s Trust to Trust Account (representing Trust to Trust Transfers, as defined in Section 2.48 of the Next Level Plan) attributable to elective deferrals (within the meaning of Section 402(g) of the Code) made under the Old NLC Plan or the Telenetworks Plan (both as defined in Schedule A of the Next Level Plan) shall be separately accounted for under the Plan (including earnings, gains, losses, and expenses attributable thereto) as if such separately accounted for amounts were held in separate Accounts under the Plan.

2.	Withdrawal of Rollover Contributions and Amounts in Trust to Trust Account. A Next Level Participant may at any time withdraw all or any portion of his or her Rollover Account attributable to “Rollover Contributions,” as defined in Section 2.42 of the Next Level Plan (as adjusted for earnings and/or losses attributable thereto) transferred from the Next Level Plan. A Next Level Participant may withdraw amounts in his or her Trust to Trust Account to the extent such amounts are permitted to be withdrawn under Schedule A of the Next Level Plan.

3.	Withdrawal upon Attaining Age 59 1/2. A Next Level Participant who has attained age 59 1/2 and who has withdrawn the full amount to which he is entitled under Paragraph 2 above may withdraw all or any portion of his Company Contribution Account attributable to matching employer contributions or employer profit sharing contributions (as adjusted for earnings and/or losses attributable thereto) in the Next Level Plan transferred to the Plan, to the extent such amounts are vested.

4.	Rules Applicable to In Service Withdrawals. A Next Level Participant may initiate withdrawals under this Exhibit by submitting a request in such form and in such manner as the Profit Sharing Committee may determine. Unless the Profit Sharing Committee determines otherwise by rule or regulation of general application, a Participant may take no more than one in service withdrawal under any paragraph above in any six month period, and the minimum in service withdrawal under any paragraph above shall be two hundred dollars ($200).

EXHIBIT E

Supplement to the

Freescale Semiconductor, Inc. 401(k) Profit Sharing Plan

for the

Winphoria Networks, Inc. Profit Sharing/401(k) Plan

The following provisions shall apply to former participants in the Winphoria Networks, Inc. Profit Sharing/401(k) Plan (the “Winphoria Plan”) with respect to whom a transfer of assets and liabilities is made from the Winphoria Plan to the Motorola Plan (a “Winphoria Participant”), who become participants in the Plan.

1.	Withdrawal of Employee Contributions. A Winphoria Participant may at any time withdraw all or any portion of his or her Participant Contributions Account attributable to “Employee Contributions,” as defined in Section 2.01(t) of the Winphoria Plan (as adjusted for earnings and/or losses attributable thereto) transferred to the Freescale Plan.

2.	Withdrawal upon Attaining Age 59 1/2. A Winphoria Participant who has attained age 59 1/2 may withdraw any or a portion of his or her Company Contribution Account attributable to the funds (as adjusted for earnings and/or losses attributable thereto) from the Winphoria Plan transferred to the Freescale Plan.

3.	Rules Applicable to In-Service Withdrawals. A Winphoria Participant may initiate withdrawals under this Exhibit by submitting a request in such form and in such manner as the Profit Sharing Committee may determine. Unless the Profit Sharing Committee determines otherwise by rule or regulation of general application, a Participant may take no more than one in-service withdrawal under any paragraph above in any six-month period, and the minimum in-service withdrawal under any paragraph above shall be two hundred dollars ($200).